UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

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The Great Atlantic & Pacific Tea Company, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
2 PARAGON DRIVE
MONTVALE, NEW JERSEY 07645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 17, 2008

To the Stockholders of The Great Atlantic & Pacific Tea Company, Inc.

     We will hold the Annual Meeting of Stockholders of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, on Thursday, July 17, 2008, at 9:00 A.M. (E.D.T.) for the following purposes:

     1. To elect nine (9) directors of the Company, each for a term of one (1) year and until their successors are elected and qualified;

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed May 20, 2008, as the Record Date for this meeting. Only stockholders of record at the close of business on that date are entitled to receive notice and to vote at the meeting or at any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder present at the Annual Meeting and, for any purpose relevant to the Annual Meeting, during ordinary business hours for at least ten days prior to the Annual Meeting, at the corporate offices of the Company at the address indicated above.

     Financial and other information concerning the Company is contained in our Annual Report to Shareholders for the fiscal year ended February 23, 2008, a copy of which accompanies this proxy statement. Pursuant to new rules promulgated by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our fiscal 2007Annual Report to Shareholders are available at our web site at http://aptea.com/investors.asp.

     Whether or not you plan to attend the Annual Meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. You may vote by completing, signing, dating and returning the enclosed proxy card by mail, or you may vote by telephone or electronically through the Internet, as further described on the proxy card. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors

ALLAN RICHARDS
Senior Vice President, Human Resources, Labor
Relations, Legal Services & Secretary

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
2 PARAGON DRIVE
MONTVALE, NEW JERSEY 07645
_________________

PROXY STATEMENT
_______________

TABLE OF CONTENTS

SOLICITATION AND REVOCATION OF PROXIES	3
VOTING	3
ITEM 1— ELECTION OF DIRECTORS	3
BENEFICIAL OWNERSHIP OF SECURITIES	7
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT	9
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9
THE BOARD OF DIRECTORS	10
Governance of the Company	10
Board Meetings and Committees	10
Board of Director Compensation	14
Director Compensation Table	16
CERTAIN RELATIONSHIPS AND TRANSACTIONS	17
EXECUTIVE COMPENSATION	18
Compensation Discussion & Analysis	18
REPORT OF THE HUMAN RESOURCES & COMPENSATION AND GOVERNANCE
COMMITTEES	31
SUMMARY COMPENSATION TABLE	32
ALL OTHER COMPENSATION TABLE	33
GRANTS OF PLAN-BASED AWARDS TABLE	34
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE	40
OPTION EXERCISES AND STOCK VESTED TABLE	41
PENSION BENEFITS TABLE	41
NON-QUALIFIED DEFERRED COMPENSATION TABLE	42
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	43
REPORT OF THE AUDIT AND FINANCE COMMITTEE	45
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
STOCKHOLDER PROPOSALS	47
APPENDIX A – AUDIT & FINANCE COMMITTEE CHARTER	A-1

SOLICITATION AND REVOCATION OF PROXIES

          This proxy statement is furnished by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on July 17, 2008 (the “Annual Meeting”). It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the New York Stock Exchange (“NYSE”) schedule of charges. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice in writing to the Secretary, at the address above, or by casting a ballot at the meeting in person or by proxy. This proxy statement is first being mailed to stockholders on or about May 30, 2008. In this proxy statement, all references to the Company’s 2007 fiscal year means the period commencing on February 25, 2007 and ending on February 23, 2008.

          Voting at Meeting

          Only stockholders of record at the close of business on May 20, 2008 will be entitled to vote at the Annual Meeting. As of May 20, 2008, there were 57,632,929 shares of the Company’s $1 par value common stock (the “Common Stock”) each of which is entitled to one vote. There are no appraisal or dissenter’s rights with respect to any matter to be voted on at the Annual Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. A majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

          If shares are not voted in person, they cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may vote by proxy:

(i) by completing, signing and dating the enclosed proxy card and mailing it promptly in the enclosed envelope;

(ii) by telephone; or

(iii) electronically through the Internet.

          Voting by Proxy Card

          Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card. If you own Common Stock through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity, you should follow the instructions provided by your nominee regarding how to instruct your nominee to vote your shares.

          Voting by Telephone or Through the Internet

          If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, bank or other nominee that holds Common Stock for your account in “street name”), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 11:59 PM on July 16, 2008. Please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems. If your shares of Common Stock are held in “street name” for your account, your broker, bank or other nominee will advise you whether you may vote by telephone or through the Internet.

     ITEM 1— ELECTION OF DIRECTORS

          Nine (9) directors are to be elected to hold office until the next annual meeting and until their successors are elected and shall qualify. The persons named as proxies in the accompanying proxy intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, each of whom has consented to nomination and to serve when elected. All nominees are presently members of the Board of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director.

          Under the rules of the New York Stock Exchange (“NYSE”) and the Company’s “Standards of Independence,” a majority of the Board of Directors must be comprised of directors who are independent under the rules of the NYSE. The Company observes this criteria established by the NYSE and other governing laws and regulations. The Board is comprised of five independent (5) and four (4) non-independent directors. In its review of director independence, the Board of Directors considers all relevant facts and circumstances, including without limitation, all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. The Board has adopted categorical standards to assist it in making determinations of independence for directors; a copy of the Standards of Independence is available as Appendix A to the Corporate Governance Guidelines on the Company’s website, www.aptea.com, under the Corporate Governance menu/tab.

          The Board has determined that five (5) of the nine (9) nominees, namely Bobbie Gaunt, Dan Kourkoumelis, Edward Lewis, Gregory Mays and Maureen Tart-Bezer, are independent directors under the Company’s Standards of Independence and the independence requirements in the NYSE listing rules, and that the remaining nominees are not independent under those standards.

          The Board recommends a vote FOR the nominees for a one year term ending in 2009.

John D. Barline

          Mr. Barline, age 61, is and has been a member of the Board since July 9, 1996. Mr. Barline, an attorney in private practice since 1973, is currently of counsel at the law firm of Williams, Kastner & Gibbs LLP in Tacoma, Washington. His areas of practice include corporate tax law, mergers and acquisitions, general business law, estate planning and real estate. He provides personal legal services to the Haub family, including Christian W. E. Haub.

          Mr. Barline is a member of the board of directors and corporate secretary of Sun Mountain Resorts, Inc. and a director of Wissoll Trading Company, Inc. and Sun Mountain Lodge, Inc., each a small closely held corporation owned primarily by the Haub family. He is also a member of the board of directors of the Le May Automobile Museum and the American Leadership Forum (ALF) Tacoma Chapter.

Dr. Jens-Jürgen Böckel

          Dr. Böckel, age 65, is and has been a member of the Board since April 29, 2004. Dr. Böckel has served as the chief financial officer of Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”) since January 1, 2000. From January 1995 through December 1999, Dr. Böckel served as chief financial officer and as a member of the executive board of Schickedanz Holding — Stiftung & Co. KG, in Fürth, Germany.

          Dr. Böckel is a member of the supervisory board of Kaiser’s Tengelmann AG, in Viersen, Germany, OBI AG, in Wermelskirchen, Germany. He is also chair of the family council and chairman of the advisory board of Fahrzeug-Werke Lueg AG, in Bochum, Germany.

Bobbie Andrea Gaunt

          Ms. Gaunt, age 61, is and has been an independent member of the Board since May 15, 2001. Ms. Gaunt was elected an officer and vice president of the Ford Motor Company in June 1999, and served as president and chief executive officer of the Ford Motor Company of Canada, Ltd., from 1997 until her retirement from the company in December of 2000. Ms. Gaunt began her automotive career with Ford in 1972 and for over 28 years served in various managerial positions in the areas of sales, marketing, research and building customer relationships. Ms. Gaunt served as a member of the Board of Directors of ADVO, Inc. in Windsor, Connecticut from 2002 until the Company was sold in 2006, and between the months of June and October 2004 Ms. Gaunt served as ADVO’s Interim Chief Executive Officer.

          Ms. Gaunt is a member of the Board of Advisors of the Katz Business School, and the Board of

Trustees at the University of Pittsburgh; and is a member and chair of the board of the Saugatuck Center for the Arts, in Saugatuck, Michigan.

Dr. Andreas Guldin

          Dr. Guldin, age 46, became a member of the Board on May 1, 2007. On May 1, 2007, Dr. Guldin was appointed to the position of Executive Managing Director, Strategy & Corporate Development for the Company (the “Executive Managing Director”).

          Dr. Guldin was a Senior Executive Vice President (Corporate Finance) and Co-CFO of Tengelmann Warenhandelsgesellschaft KG, a role which he held from July 2005 until April 2007. He has also served as an advisor to the Executive Chairman and Board of Directors of The Great Atlantic and Pacific Tea Company and he was lead negotiator in the acquisition of Pathmark. Prior to joining Tengelmann, Dr. Guldin served from May 1995 to March 2005 as a member of the Executive Management Team and Chief Financial Officer at E. Breuninger GmbH & Co. (Germany), the most prestigious department store and fashion retailer in Germany.

          Dr. Guldin is a Visiting Faculty Member at the University Stuttgart and Düsseldorf for Finance and Performance Management. He holds a Masters degree in Psychology from J.W. Goethe University in Frankfurt, Germany; a Masters degree in Business Administration from London Business School, UK; and a Doctorate degree in Economics and Business Administration from University of Hohenheim, Germany.

Christian W. E. Haub

          Mr. Haub, age 43, is and has been a member of the Board since December 3, 1991. He currently serves as Executive Chairman of the Board of the Company (the “Executive Chairman”).

          Mr. Haub has served as Executive Chairman of the Company since August 15, 2005. Prior thereto Mr. Haub served as Chief Executive Officer of the Company since May 1, 1998 and Chairman of the Board since May 1, 2001. In addition, Mr. Haub also served as President of the Company from December 7, 1993 through February 24, 2002, and from November 4, 2002 through November 15, 2004.

          Mr. Haub is a partner and Co-Chief Executive Officer of Tengelmann. Mr. Haub is a member of the Board of Directors of Metro, Inc., Montreal, Quebec, Canada, and is on the board of directors of the Food Marketing Institute and on the board of trustees of St. Joseph’s University in Philadelphia, Pennsylvania.

Dan Plato Kourkoumelis

          Mr. Kourkoumelis, age 57, is and has been an independent member of the Board since March 21, 2000. Mr. Kourkoumelis was president and chief operating officer of Quality Food Centers, Inc. from May 1989 until September 1996, and thereafter president and chief executive officer of Quality Food Centers, Inc. until September 25, 1998, when he retired after Quality Food Centers, Inc. was acquired. He also served as a director of Quality Food Centers, Inc. from April 1991 until March 1998. Mr. Kourkoumelis is a director of Expeditors International Inc. and a director and past president of the Western Association of Food Chains. Mr. Kourkoumelis is a member of the compensation and audit committees of Expeditors International.

Edward Lewis

          Mr. Lewis, age 68, is and has been an independent member of the Board since May 16, 2000. Mr. Lewis is chairman and founder of Essence Communications Partners, which was formed in 1969. He is director of the leadership council of the Tanenbaum Center for Interreligious Understanding, the Harvard Business School Board of Directors of the Associates, the Economic Club of New York, the New York City Partnership, the Central Park Conservancy, The American Academy of Medicine, The Boys and Girls Club, NYC2012 and the Board of Jazz at Lincoln Center for the Performing Arts. He also served as chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African-American to hold this position in the 75-year history of the organization.

Gregory Mays

          Mr. Mays, age 61, has been an independent member of the Board since December 3, 2007. Mr. Mays has over thirty-five years of experience in the supermarket retailing industry in various managerial and executive positions. Most recently, Mr. Mays served as Chairman of Wild Oats Markets (“Wild Oats”) from July 2006 to October 2007. Mr. Mays also served as Chief Executive Officer of Wild Oats from September 2006 through October 2007. Mr. Mays was a member of the Board of Directors of Pathmark Stores, Inc. (“Pathmark”) from June 2005 until the Company’s acquisition of Pathmark in December of 2007, at which time Mr. Mays was appointed to the Company’s Board. From January 2002 to September 2006 Mr. Mays maintained a consultancy practice providing supermarket industry expertise and related services to private equity organizations. Mr. Mays is currently a member of the Board of Directors of Source Interlink Companies Inc. and Simon Worldwide, Inc.

Maureen B. Tart-Bezer

          Ms. Tart-Bezer, age 52, is and has been an independent member of the Board since May 15, 2001. Ms. Tart-Bezer was executive vice president and chief financial officer of Virgin Mobile USA, a wireless MVNO (mobile virtual network operator) venture in the United States from January 2002 through June 2006. Prior to this position, Ms. Tart-Bezer was executive vice president and general manager of the American Express Company, U.S. Consumer Charge Group through December 2001. From 1977 to January 2000, Ms. Tart-Bezer was with AT&T Corporation, serving as a senior financial officer of the company, including positions as senior vice president and corporate controller and senior vice president and chief financial officer for the Consumer Services Group. In May of 2008, Ms. Tart-Bezer became a member of the Board of Directors of Foster Wheeler Ltd. During 2007, Ms. Tart-Bezer served on the Board of Directors of Playtex Products, Inc. International until the company was sold in October of that year.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of More Than 5% of the Company’s Common Stock

Except as set forth below, as of May 20, 2008, no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company’s Common Stock.

	Amount and Nature of Beneficial Ownership(1)
	Total	Sole	Shared
Name and Address of Beneficial Owner	Beneficial	Voting/Investment	Voting/Investment	% of
	Ownership	Power	Power	Class
Christian W. E. Haub (2)	22,603,996	608,125(3)	21,995,871	39.2
2 Paragon Drive
Montvale, NJ 07645
Erivan Karl Haub (2)	22,175,471	180,100	21,995,371	38.5
Wissollstrasse 5-43
45478 Mülheim an der Ruhr, Germany
Karl-Erivan Warder Haub (2)	21,995,371	0	21,995,371	38.2
Wissollstrasse 5-43
45478 Mülheim an der Ruhr, Germany
Tengelmann Warenhandelsgesellschaft KG (2)	21,995,371	0	21,995,371	38.2
Wissollstrasse 5-43
45478 Mülheim an der Ruhr, Germany
FMR LLC(4)	5,336,543	0	5,336,543	9.3
82 Devonshire Street
Boston, MA 02109
Satellite Asset Management, LP(5)	3,601,408	0	3,601,408	6.2
623 Fifth Avenue, 19th Floor
New York, NY 10022
Prentice Capital Management, LP(6)	3,002,821	0	3,002,821	5.2
623 Fifth Avenue, 32nd Floor
New York, NY 10022

(1)

For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire as of July 19, 2008 (60 days after May 20, 2008). For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The Company obtained the information regarding Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”), Tengelmann Verwaltungs- und Beteiligungs GmbH (“TVB”), Erivan Karl Haub (“Erivan”), Karl-Erivan Warder Haub (“Karl-Erivan”) and Christian W. E. Haub (“Christian”) from such persons, and from a Schedule 13D/A filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2007. Tengelmann is engaged in general retail marketing. It owns, operates and has investments in, through affiliated companies and subsidiaries, several chains of stores, which principally sells grocery and department store items throughout the Federal Republic of Germany, other European countries and the United States. The general partners of Tengelmann are, TVB and two of Erivan’s sons, Karl- Erivan and Christian. Georg Haub is a Managing Director of a company affiliated with Tengelmann and a citizen of the United States and the Federal Republic of Germany whose business address is Wissollstrasse 5-43, 45478 Muelheim an der Ruhr, Federal Republic of Germany. TVB is the sole managing partner of Tengelmann. By virtue of the articles of association of Tengelmann, TVB has the exclusive right to direct Tengelmann and is solely responsible for its conduct. TVB, whose only shareholders are Erivan Karl Haub and his three sons, is not an operating company. Karl-Erivan Haub and Christian Haub are the only Managing Directors of TVB and by virtue of this office are co-CEOs of Tengelmann.

(3)	Includes options to purchase 400,518 shares of Common Stock, all of which are exercisable by July 19, 2008 (or within 60 days following May 20, 2008).

(4)

This information has been obtained from a Schedule 13G filed with the SEC on January 10, 2008 by FMR LLC, with respect to 5,336,543 shares. According to the Schedule 13G, (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,724,419 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940; (ii) Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 1,724,419 shares; (iii) members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; the Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares; and, accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC; neither FMR LLC nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees; Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees; (iv) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 928,774 shares; (v) Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 928,774 shares and sole power to vote or to direct the voting of 928,774 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC; (vi) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,470,960 shares as a result of its serving as investment manager of institutional accounts owning such shares; (vii) Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 1,470,960 shares and sole power to vote or to direct the voting of 1,333,760 shares owned by the institutional accounts managed by PGATC; (viii) Fidelity International Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors and is the beneficial owner of 1,212,390 shares; (ix) FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act; however, FMR LLC is filed the Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis; (x) FIL has sole dispositive power over 1,212,390 shares owned by the International Funds. FIL has sole power to vote or direct the voting of 1,135,878 shares and no power to vote or direct the voting of 76,512 shares owned by the International Funds.

(5)

The Company obtained the information regarding Satellite Asset Management, L.P. from a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on December 31, 2007 by Satellite Asset Management, L.P. (“Satellite Asset Management”) and Satellite Fund Management LLC (“Satellite Fund Management”). The statement relates to shares held by certain funds and accounts over which Satellite Asset Management has discretionary investment trading authority. The general partner of Satellite Asset Management is Satellite Fund Management.

(6)

The Company obtained the information regarding Prentice Capital Management, LP from a Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2008. Prentice Capital Management serves as investment manager to a number of investment funds (including Prentice Capital Partners, LP, Prentice Capital Partners QP, LP, Prentice Capital Offshore, Ltd., Prentice Special Opportunities, LP, Prentice Special Opportunities Offshore, Ltd. and Prentice Special Opportunities Master, L.P.) and manages investments for certain entities in managed accounts with respect to which it has voting and dispositive authority over the Shares reported in this Schedule 13G. Michael Zimmerman is the Managing Member of (a) Prentice Management GP, LLC the general partner of Prentice Capital Management, (b) Prentice Capital GP, LLC, the general partner of certain investment funds and (c) Prentice Capital GP II, LLC, the managing member of Prentice Capital GP II, LP, which is the general partner of certain investment funds. As such, he may be deemed to control Prentice Capital Management and certain of the investment funds and therefore may be deemed to be the beneficial owner of the securities reported on Schedule 13G. Each of Michael Zimmerman and Prentice Capital Management disclaims beneficial ownership of all of the Shares reported on Schedule 13G/A.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth the number of shares of common stock of the Company beneficially owned as of May 20, 2008 by each director; each named executive officer of the Company on that date and by all directors and the executive officers of the Company as a group:

	Shares	Stock
	Beneficially	Option	Deferred		% of
	Owned(1)	Shares(2)	Plan(3)	Total	Class
John D. Barline	16,945	465	22,268	39,678	*
Jens-Jürgen Böckel	10,591	2,529	9,167	22,287	*
Eric Claus	52,013	18,945	0	70,958	*
Christian W.E. Haub(4)	22,203,478	400,518	0	22,603,996	39.2
Brenda Galgano	34,163	27,436	0	61,599	*
Bobbie Andrea Gaunt	1,000	4,428	31,922	37,350	*
Andreas Guldin	5,426	3,985	0	9,411	*
Dan Kourkoumelis	7,444	5,061	24,305	36,810	*
Edward Lewis	19,535	633	16,809	36,977	*
Gregory Mays	55	0	0	55	*
Rebecca Philbert	0	1,506	0	1,506	*
Allan Richards	18,635	14,475	0	33,110	*
Maureen B. Tart-Bezer	2,000	4,428	24,347	30,775	*
Paul Wiseman	18,635	4,994	0	23,629	*
All directors and executive
officers as a group
(14 persons)	22,389,920	489,403	128,818	23,008,141	39.9

*Less than 1%

(1)

For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire as of July 19, 2008 (60 days after May 20, 2008). For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The amounts shown include all stock options granted under the Company’s stock option plans exercisable within sixty (60) days from May 20, 2008.

(3)

The amounts shown represent the stock equivalent units accrued under the Company’s Directors’ Deferred Payment Plan and the 2004 Non- Employee Director Compensation Plan. These share equivalents are subject to Common Stock market price fluctuations.

(4)	Mr. Christian W. E. Haub has shared voting and investment power over the shares owned by Tengelmann and his spouse and they are therefore included in the number of shares beneficially owned by him.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, file with the Securities and Exchange Commission initial reports of ownership of the Company’s Common Stock and changes in such ownership (i.e., Forms 3, 4 and 5). To the best of the Company’s knowledge, based solely on a review of the Section 16(a)

reports and written statements from its executive officers and directors, the Company believes that during and with respect to Fiscal 2007 all required reports were filed on a timely basis, except as indicated in the following sentence. Dr. Andreas Guldin filed a Form 4 on August 1, 2007 for a purchase of stock on July 27, 2007.

THE BOARD OF DIRECTORS OF THE COMPANY

          Governance of the Company

          The Board of Directors is responsible for fiduciary oversight, strategic planning and monitoring and, through its oversight of the Human Resources & Compensation Committee, compensation and succession planning. The Board has adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors of the Company, and has established a set of Corporate Governance Guidelines, which set forth the policies and principles of the Board and the Company.

          During fiscal 2007, the board of directors had four (4) standing committees: the Audit & Finance Committee; the Human Resources & Compensation Committee; the Governance Committee; and the Executive Committee. During fiscal 2007 the Board also created the Closing and Integration Committee in connection with the completion of the Company’s acquisition of Pathmark. The Audit & Finance Committee, Human Resources & Compensation Committee and Governance Committee each have a written charter, which outlines the respective committee’s duties and responsibilities. The committee charters are published in the Corporate Governance section of the Company’s website, www.aptea.com. A copy of the Audit & Finance Committee charter is also attached as Appendix A to this proxy statement. The board of directors makes committee and committee chair assignments at its meeting immediately following the annual meeting of shareholders.

          The Company’s website, www.aptea.com, includes the Company’s governance materials, including without limitation, the Corporate Governance Guidelines (including the procedures governing the submission of candidates for Board of Director elections), the Code of Business Conduct and Ethics, the Charters for the Audit & Finance, Human Resources & Compensation, and Governance Committees of the Board, the Company’s policy regarding attendance of members of the Board at annual meetings and information regarding the process by which stockholders and other interested parties can send communications to the Board, the Lead Director of the Board and the non-management Directors of the Board. Each of these documents are available in print to any shareholder or other interested party upon written request to the Legal Compliance Officer, 2 Paragon Drive, Montvale, NJ 07645, or by calling (201) 571-4355. All shareholders or other interested parties may communicate directly with the Board, including any committee thereof or a specific Director, by sending an email to bdofdirectors@aptea.com or by writing to the following address: c/o The Great Atlantic & Pacific Tea Company, Inc., Legal Compliance Officer, 2 Paragon Drive, Montvale, NJ, 07645.

          Board Meetings and Committees

          During Fiscal 2007, the Board of Directors held thirteen (13) meetings (including six (6) by telephone); the Independent Directors held four (4) telephone meetings and committees of the Board held forty (40) meetings. Each director attended at least 95% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served. Each Board meeting includes an executive session of the independent directors, which is chaired by the Lead Director. The independent directors elected Bobbie Gaunt Lead Director for 2008.

          The current composition of each board committee is as follows:

Audit & Finance	HR & Compensation	Governance
Maureen Tart-Bezer (Chair)	Bobbie Gaunt (Chair)	Dan Kourkoumelis (Chair)
Bobbie Gaunt	Edward Lewis	Bobbie Gaunt
Dan Kourkoumelis	Gregory Mays	Edward Lewis
Edward Lewis	Maureen Tart-Bezer	Maureen Tart-Bezer

Executive		Closing & Integration
Christian Haub (Chair)		Andreas Guldin (Co-Chair)
John Barline		Maureen Tart-Bezer (Co-Chair)
Bobbie Gaunt		Bobbie Gaunt
Andreas Guldin		Christian Haub
Dan Kourkoumelis		Gregory Mays

          Our board of directors has determined that each of the following directors is an “independent director” as such term is defined under the NYSE rules:

Bobbie Gaunt Dan Kourkoumelis Edward Lewis Gregory Mays Maureen Tart-Bezer

          The Company complies with the NYSE’s requirement that it have a majority of independent directors and entirely independent Audit, Compensation and Governance committees.

     Audit & Finance Committee

          The Audit & Finance Committee held seven (7) meetings in Fiscal 2007, including four (4) by telephone. The Board has determined that each member of the Audit & Finance Committee is independent in accordance with the NYSE listing rules, the Company’s Standards of Independence and Rule 10A-3 of the Exchange Act. In addition, the Board has determined that each qualifies as an “audit committee financial expert,” as defined by the SEC rules.

          At its July 19, 2007 meeting, the Committee adopted a revised charter to describe in greater detail the Committee’s responsibilities with regard to the financial matters of the Company. A copy of this charter is available on the Company’s website at http://www.aptea.com/corp_gov/audit_committee_charter.pdf and attached as Appendix A to this Proxy Statement. The Audit & Finance Committee (i) reviews annual financial statements prior to submission to the Board and reports thereupon, (ii) reviews quarterly results prior to release, (iii) at its discretion, examines and considers matters relating to the internal and external audit of the Company’s accounts and financial affairs, (iv) appoints the independent registered accountants, (v) determines the compensation and retention of, and oversees, the outside accountants, (vi) oversees the financial matters of the Company; and (vii) as appropriate, meets with Company personnel in the performance of its functions.

     Review and Approval of Related-Person Transactions

          Under the Audit & Finance Committee’s charter, any material potential conflict of interest or transaction between the Company and any “related person” of the Company must be reviewed and approved or ratified by the Audit & Finance Committee. SEC rules define a “related person” of the Company as any Company director (or nominee), executive officer, 5%-or-greater shareholder or immediate family member of these persons. At its July 19, 2007 meeting, the board of directors adopted a “Policy and Procedures with Respect to Related Persons Transactions”.

          The policy provides that any “related person” as defined above must notify the Company Legal Compliance Officer before becoming party to, or engaging in, a potential related-person transaction that may require disclosure in our proxy statement under SEC rules. Based on current SEC rules, transactions covered by the policy include:

  any individual or series of related transactions, arrangements or relationships (including, but not limited to, indebtedness or guarantees of indebtedness), whether actual or proposed;

  in which the Company was or is to be a participant;

  the amount involved exceeds $120,000; and

  in which the related person has or will have a direct or indirect material interest.

          The Company Legal Compliance Officer initially determines whether a transaction is or may be covered by the policy. If the Legal Compliance Officer determines that the transaction is covered by the policy, the full Audit & Finance Committee must review and approve it. The Committee’s decision is final and binding. The policy also provides for a procedure to ratify related-person transactions where obtaining prior approval is deemed to have been impractical. Also, the policy provides for the Committee’s annual ongoing review of any related-persons transaction that was previously approved by the Committee.

          In considering potential related-person transactions, the Audit & Finance Committee looks not only to SEC and NYSE rules, including the impact of a transaction on the independence of any director (if applicable), but also to the consistency of the transaction with the best interests of the Company and our shareholders. As the policy describes in more detail, the factors underlying these considerations include:

  whether the transaction is likely to have any significant negative effect on the Company, the related person or any Company associate;

  whether the transaction can be effectively managed by the Company despite the related person’s involvement interest in it;

  the purpose, and the potential benefits to the Company, of the transaction;

  whether the transaction would be in the ordinary course of our business; and

  the availability of alternative products or services (if applicable) on comparable or more favorable terms.

     Human Resources & Compensation Committee

          At its April 24, 2007 meeting, the Human Resources & Compensation Committee adopted a resolution changing its name to the “Human Resources & Compensation Committee” so as to reflect the Committee’s responsibilities that are in addition to compensation design, such as succession planning. The Human Resources & Compensation Committee held fifteen (15) meetings in Fiscal 2007 including twelve (12) by telephone. The Board has determined that each member of the Human Resources & Compensation Committee is independent. The activities of the Committee are guided by the principles outlined in the Human Resources & Compensation Committee charter. The charter may be found on the Company’s website www.aptea.com under the Corporate Governance menu/tab.

          The Human Resources & Compensation Committee develops and oversees the Company’s compensation strategy and plan design. The Committee also oversees the Company’s executive succession planning. The Committee’s goal is to enable A&P to have the right people in the right place at the right time to deliver results, and to ensure the Company’s strategic and operational stability.

          In particular, the Committee:

(i)

develops, reviews, modifies and approves all compensation for the Executive Chairman, the CEO, the Executive Managing Director and for any member of the Executive Management Team (i.e., the group of executives comprised of: the Senior Vice President & Chief Financial Officer; the Senior Vice President – Operations; the Senior Vice President- Merchandising; the Senior Vice President – Human Resources, Labor Relations and Legal Services; and the Senior Vice President – Marketing);

(ii)	develops, approves and administers the employee stock option and long term incentive and share award plans;

(iii)	works with management annually to specify the talents and positions necessary to enable the Company’s short- and long-term strategies; and

(iv)	identifies the executive talent who possess the necessary capabilities currently or potentially through targeted development planning.

          The specific guiding principles and processes that the Committee relies upon in meeting its responsibilities are described in the Compensation Discussion & Analysis (“CD&A”) that follows.

          The Committee directly retains an independent outside compensation consultant (Towers Perrin) to:

  assist in developing and evaluating the Company’s compensation strategy and programs;

  review with the Committee its compensation decisions;

  attend certain Committee meetings and provide third-party data, advice and expertise on proposed executive and director compensation;

  assist the Company in the preparation of its annual meeting proxy statement.

          The compensation consultant provides no other services to the Company, except that one of the consultant’s business units (Tillinghast Insurance Consulting) provides actuarial services for the Company in connection with the valuation of the Company’s self insurance reserves. In 2007, Tillinghast was also hired by the Company to analyze insurance claims handling best practices in connection with the Company’s acquisition of Pathmark Stores, Inc.

     Governance Committee

          The Governance Committee held three (3) meetings in Fiscal 2007. The Board has determined that each member of the Governance Committee is independent. The Committee:

(i)	annually evaluates the performance of the members of the Board individually and as a group;

(ii)	oversees and recommends to the Board guidelines and policies for the corporate governance of the Company;

(iii)	examines the relationship between management and the Board;

(iv)	annually reviews the status of director compensation; and

(v)	acts as a committee for the nomination of candidates for election to the Board.

          The Governance Committee will consider director candidates suggested by members of the Board, as well as candidates suggested by management and by stockholders. To submit a recommendation for the Company’s next annual meeting, anticipated to be held in July 2009, please provide the prospective candidate’s name, contact information, biographical data and qualifications, together with the prospective candidate’s written consent to being named as a nominee and to serving on the Board if nominated and elected, to the Governance Committee, c/o Legal Compliance Officer, The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, NJ, 07645, by February 1, 2009. Messrs. Guldin and Mays are standing for election to the Board for the first time. Mr. Guldin was recommended by the Executive Chairman. Mr. Mays is recommended by contractual obligation in connection with the Pathmark acquisition.

          The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. For each candidate, the Governance Committee determines whether the candidate meets the Company’s minimum qualifications and specific qualities and skills for directors, which are set forth in the Corporate Governance section of the Company’s website, and evaluates the candidate’s (i) judgment, ethics, integrity and familiarity with national and international issues affecting business, (ii) depth of experience, skills and knowledge complementary to the Board and the Company’s business, and (iii) willingness to devote sufficient time to carry out the duties and responsibilities effectively. The Governance Committee also considers such other relevant factors as it deems appropriate.

     Executive Committee

          The Executive Committee held five (5) meetings in Fiscal 2007. The Executive Committee was formed at the same time as the creation of the Executive Chairman position and is intended to complement the Company’s transition of strategic planning responsibilities from the CEO to the Executive Chairman. Although the Executive Committee (with the oversight of the Board) and the Executive Chairman together provide strategic leadership to the Company, the Executive Committee is responsible for comparing the Company’s overall results against its annual budget and strategic plan. This permits the Committee to continually assess the Company’s execution on strategy as operating and financial results come in during the course of the year. The Executive Committee also conducts regular periodic reviews of the operating and financial results of the Company with the CEO and CFO, and oversees the Company’s public disclosures of such results as well as other investors’ relations matters.

     Closing & Integration Committee

          The Closing & Integration Committee held ten (10) meetings in Fiscal 2007. The Closing & Integration Committee was formed in connection with the Company’s acquisition of Pathmark Stores, Inc. in December 2007. Together with the Board, the Closing & Integration Committee provides oversight to the closing and post-closing matters relating to the Pathmark acquisition, and to the development and implementation of the Company’s plan to integrate the Pathmark business. The Closing & Integration Committee meets with management and the Company’s Integration Project Leader to review progress on the integration project plan, including the realization of acquisition synergies. The Closing & Integration Committee also reviews issues relating to integration, discusses and suggests means of resolving such issues and, where applicable, recommends changes to the Company’s integration project plan.

          Board of Director Compensation

          The Company pays non-employee directors in accordance with the A&P 2004 Non-Employee Director Compensation Plan (the “Plan”). The Plan provides for the payment of a portion of director compensation in cash and a portion in shares of the Company’s common stock. The Company does not pay the Executive Chairman or the Executive Managing Director any additional compensation or benefits for serving on the Board because they are employees of the Company.1

     Outside Director Cash Compensation

          Each year, the Governance Committee directs the compensation consultant to compare A&P’s director compensation program to those of A&P’s peer group companies.2 In 2007, the Governance Committee also instructed the consultant to perform its peer group analysis for two separate director cash compensation structures:

[1]	However, as discussed below, the Executive Chairman receives compensation from Metro, Inc., the Company’s former Canadian affiliate, for services rendered on its Board of Directors.

[2]	For a discussion of how A&P’s peer group is determined and how the peer group is used to set compensation, please see the discussion entitled “Peer Group Analysis” on page 19 hereof.

(i)	a traditional cash compensation program comprised of a retainer payment plus fees for individual meetings; and

(ii)	a simplified “retainer-only” program that eliminated regular meeting fees.

          On July 19, 2007, in accordance with its authority under the Plan and upon the recommendation of the Governance Committee, the Board of Directors approved adjustments to the Non-Employee Director cash compensation by adopting the “retainer-only” structure. The Committee believes that a simplified “retainer-only” director cash compensation program will result in more frequent and liberal interaction between Company management and the Board Committees because management will be able to seek regular Committee feedback and guidance without concern for incurring additional Board committee fees.

           The current fees payable to Directors for their service on the Board and in connection with Committee assignments is summarized as follows:

	Annual Retainer	Additional	Regular	Special Meeting
Board or Committee Role	(1)	Retainer	Meeting Fee	Fee
Board of Directors
Lead Director	$65,000.00	$120,000.00	$-	$1,500.00
Director	$65,000.00	$-	$-	$1,500.00

Audit & Finance Committee
Chair	$20,000.00	$10,000.00	$-	$1,500.00
Member	$20,000.00	$-	$-	$1,500.00

H.R. & Compensation Committee
Chair	$10,000.00	$10,000.00	$-	$1,500.00
Member	$10,000.00	$-	$-	$1,500.00

Governance Committee
Chair	$7,500.00	$8,000.00	$-	$1,500.00
Member	$7,500.00	$-	$-	$1,500.00

Executive Committee
Chair	$7,500.00	$-	$-	$1,500.00
Member	$7,500.00	$-	$-	$1,500.00

Closing & Integration
Member	$-	$-	$-	$1,500.00

(1) The Executive Chairman and the Executive Managing Director do not receive any compensation in connection with their service on the Executive Committee because they are employees of the Company.

     Outside Director Stock Compensation Plan

          In addition to the cash compensation outlined above, the Company annually awards to non-employee directors a number of shares of the Company’s common stock equal to $90,000 divided by the closing price of its common shares on the date of grant, namely, the first business day after the applicable Annual Meeting of Stockholders. Each non-employee director may elect to defer all or any portion of his/her cash and equity compensation. If the director elects to invest deferred cash compensation in the deferred stock account, the amount credited to that account is equal to 125% of the cash deferred. Although a non-employee director is fully vested in all deferred equity compensation, the Company’s obligation to pay benefits under the Plan represent an unfunded, unsecured obligation of the Company and no non-employee director will have any secured interest or claim in any assets or property of the Company.

          The Company maintains stock ownership guidelines for the non-employee directors. Under these guidelines, the non-employee directors are expected to own common shares or share equivalents with an aggregate.

market value of $150,000. For the purpose of these guidelines, stock ownership means shares over which the director has direct or indirect ownership or control. Currently, all directors have met their ownership requirements except for Mr. Mays and Mr. Guldin, both of whom have only been appointed to the Board within the past 12 months. Directors are expected to meet their ownership requirements within a reasonable time of becoming subject to the guidelines.

DIRECTOR COMPENSATION

	Fees Earned or Paid		All Other
	in Cash	Stock Awards	Compensation	Total ($)
Name	($) (1)	($)(2)	($)	***
Barline, John	78,980.46	89,977.90(3)	$-	168,958.36
Boeckel, Jens-Juergen	58,764.49	89,989.90(3)	$-	148,754.39
Gaunt, Bobbie	209,100.07	90,000.00	$-	299,100.07(4)
Kourkoumelis, Dan	103,166.77	90,000.00	$-	193,166.77
Lewis, Ed	95,645.24	89,989.90(3)	$-	185,635.14
Mays, Gregory	24,750.00	0	$-	24,750.00
Tart-Bezer, Maureen	132,625.06	90,000.00	$-	222,625.06

(1)	Consists of the fees earned or paid in cash in fiscal 2007

(2)

This amount represents the total fees paid in stock for the fiscal year ended February 23, 2008. The annual award is $90,000. Where the director elects to receive his/her stock award immediately, the award is issued in an amount of whole shares whose total value is nearest to, but not in excess of, the dollar amount of the award. Any balance of fractional share units due the directors are paid in cash and are reflected in the column entitled “Fees Earned or Paid in Cash”. For those directors who defer their award, the entire award (including fractional shares) is placed in a director deferred stock account.

(3)

Mr. Barline elected to receive 50% of his award immediately and to defer the remaining 50%; Messrs. Boeckel and Lewis elected to receive their awards immediately. For the reasons set forth in footnote 2, above, fractional share units were paid to them in the amounts of $22.10 for Mr. Barline, and $10.10 for each of Dr. Boeckel and Mr. Lewis. These cash amounts are included in the column entitled “Fees Earned or Paid in Cash”.

(4)	The amount does not include fees earned by Ms. Gaunt in connection with her service on the Metro, Inc. Board, described below.

          At the request of the Company, the Executive Chairman and the Lead Director served on the Board of Directors for the Company’s Canadian affiliate, Metro, Inc. in 2007. The Executive Chairman also sat on the Executive and Governance Committees and the Lead Director was on the Audit and Human Resources Committees. Each was compensated for these services pursuant to Metro, Inc.’s plan for director compensation, which for fiscal years 2007 and 2008 is summarized as follows:

	Metro Fiscal 07		Metro Fiscal 08
Board or Committee Role	(2/1/07 – 1/31/08)		(2/1/08 – 1/31/09)

Director Annual Retainer	$CN	35,000.00	$CN	42,500.00
Audit Committee Annual Retainer	$CN	-	$CN	5,000.00
All Other Committee Annual Retainer	$CN	-	$CN	2,500.00
Audit Committee Regular Meeting Fee	$CN	1,250.00	$CN	1,750.00
All Other Committee Regular Meeting Fee	$CN	1,250.00	$CN	1,750.00
Telephonic Meeting Fee	$CN	625.00	$CN	775.00

          All retainers and fees are paid in cash on a quarterly basis. However, the base annual retainer is paid in deferred stock units or, at the director’s option, 50% in the form of Class A Subordinate Shares of Metro, Inc. until the director holds three times the base annual retainer in deferred stock units and/or shares. Thereafter, the director will continue to receive at least 25% of total compensation in shares or, at the director’s election, in deferred stock units.

          On November 28, 2007, A&P sold its remaining shareholder interest in Metro, Inc., and Metro ceased to be an A&P affiliate. As a result, the Lead Director relinquished her seat on the Metro, Inc. Board as of January 31, 2008; the Executive Chairman continues to serve on the Metro, Inc. Board and Committees.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

          Any proposed transactions in excess of $120,000 with related persons are submitted to the Board of Directors for approval. In fiscal 2007, the Company did not participate in any transactions with related persons in which the amount involved exceeded $120,000, other than the items discussed below.

          On January 4, 2008 the Company entered into an extension of a real estate lease for a residence for the benefit of Andreas Guldin, the Company’s Executive Managing Director. The term of the lease, as extended, will run through May 31, 2010, and the aggregate amount of rent payable through the extended term is $173,000. The payment of Mr. Guldin’s living expenses is a Company obligation under the Company’s employment agreement with Mr. Guldin. All rent payments under the lease, as extended, represent income that is taxable to Mr. Guldin.

          At the close of business on August 13, 2005, our Company completed the sale of our Canadian business to Metro, Inc., a supermarket and pharmacy operator in the Provinces of Quebec and Ontario, Canada, for $1.5 billion in cash, stock and certain debt that was assumed by Metro, Inc. As a result of the sale, the Company retained a 15.83% ownership stake in Metro, Inc. and placed two (2) representatives on the Metro Board of Directors. Simultaneously the Company entered into an Information Technology Transition Services Agreement with Metro, Inc., for a fee of $CN20 million (U.S. $19.1 million) per year to provide certain information technology and other services to Metro, Inc. This agreement expired in August of 2007.

          In November of 2007, the Company sold its remaining ownership stake in Metro, Inc. and the Company’s Lead Director ceased to hold a seat on the Metro Inc. Board of Directors as of January 31, 2008. The Company’s Executive Chairman continues to hold a seat on the Metro Inc. Board of Directors.

          During fiscal 2003, the Company entered into an agreement with OBI International Development and Service GMBH (“OBI International”), a subsidiary of Tengelmann, to purchase seasonal merchandise. Purchases from OBI International totaled $0.7 million in fiscal 2007.

The Pathmark Acquisition

           On December 3, 2007, the Company closed upon its acquisition of Pathmark in accordance with the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 4, 2007. Concurrently with the execution of the Merger Agreement, on March 4, 2007, the Company and Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, funds affiliated with The Yucaipa Companies LLC (collectively, “Yucaipa”), entered into the following agreements: the Yucaipa Stockholder Agreement (the “Yucaipa Stockholder Agreement”), and the Amended and Restated Warrant Agreement (the “Yucaipa Warrant Agreement”).

          In addition to the foregoing agreements, on March 4, 2007, Tengelmann and the Company entered into the Stockholder Agreement (the “Tengelmann Stockholder Agreement”).

               Yucaipa Warrant Agreement

          Under the terms of the Yucaipa Warrant Agreement, the Company issued to Yucaipa warrants to purchase Company common stock in exchange for the cancellation of warrants to purchase Pathmark common stock. Options and other rights to acquire Pathmark equity have been converted into the right to receive cash, Company common stock or Company stock options as set forth in the Merger Agreement.

               Yucaipa Stockholder Agreement

          Under the terms of the Yucaipa Stockholder Agreement, Yucaipa has agreed to certain restrictions on its ownership, acquisition and disposition of Company common stock and warrants to purchase Company common stock that it will own and may acquire after the merger. In addition, Yucaipa, its affiliates and general partners have agreed not to take certain actions relating to the governance of the Company. The Yucaipa Stockholder Agreement also provides Yucaipa with certain demand and piggyback registration rights.

               Tengelmann Stockholder Agreement

          Under the terms of the Tengelmann Stockholder Agreement, the Company has agreed to provide Tengelmann with board designation and governance rights regarding certain transactions so long as it holds a specified percentage of the outstanding Company common stock; most of these rights have also been made via an amendment of the Company’s by-laws that became effective as of the transaction closing. The Tengelmann Stockholder Agreement also provides Tengelmann with certain demand and piggyback registration rights and certain preemptive rights.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

          The Human Resources & Compensation Committee sets the Company’s compensation strategy and philosophy, as well as the specific compensation for the named executive officers. The Committee relied upon input from senior management in its executive compensation process, as well as data, information and guidance the Committee receives from its compensation consultant. This CD&A discusses the Committee’s approach to compensation, analyzes the Company’s decision-making process in setting executive pay, and displays specific amounts for each Named Executive Officer (“NEO”) in the executive compensation tables.

          The principles that guide the Committee’s compensation decision-making are:

  Pay for performance for both the short- and long-term

  Attract and retain the right person for the right job at the right time

  Build cohesive, focused and energized teams

  Create sustained strategic and operational stability

     Compensation Strategy

          The Committee believes that compensation must be linked to A&P’s sales performance, sustained profitable growth, return on invested capital and the consistent creation of shareholder value, and that performance must be measured against specific and clear performance objectives.

          The strategy supporting our guiding principles is to:

  attract and retain talent by designing a competitive compensation plan that drives short- and long- term performance resulting in the achievement of increased shareholder value;

  create a culture of accountability and a desire to achieve that are consistent with the Company’s business plan;

  foster disciplined and productive leadership while at the same time building high-performance teams; and

  enable the Company to realize sustained profitable growth and deliver promised results to shareholders.

     The Process for Setting Executive Compensation

           Since executive compensation decisions are made at its January meeting, the Committee’s work begins in September of each year. The Committee relies on the following tools in making compensation decisions:

  Input and data from the Committee’s compensation consultant;

  Comparisons of the compensation practices of other companies;

  Input from executive management;

  Data relating to executive and company performance against objectives.

          The Role of the Compensation Consultant

           At the direction of the Committee, the consultant reviews compensation proposals and other materials prepared by management and advises the Committee on the consistency of the proposals with the Committee’s compensation strategy and with compensation programs at other companies. At the request of the Committee, the consultant also prepares its own analysis of compensation matters and positions the Company’s programs within the competitive market. The consultant also advises the Committee on whether the existing program design is consistent with the Company’s compensation strategy.

           Each year, the Committee (with input from management and the consultant) reviews the list of organizations whose compensation programs are a source of comparison for the Company’s own programs (i.e., the Company’s “peer group”). Management provides the Committee input on which companies compete with A&P for business and for executive talent. The consultant gathers information on suggested peer companies and meets with the Committee to discuss any data that has been gathered and proposes new or modified peer group companies where appropriate.

          Once the Committee decides on a peer group or groups, it then instructs the consultant to retrieve, organize and analyze compensation program data from each of the peer group companies. In addition to the peer group data, the consultant provides the Committee a copy of its proprietary survey on compensation entitled the “Towers Perrin General Industry and Retail/Wholesale Compensation Annual Survey”. The Committee receives the peer group data and the Towers Perrin Survey in September of each year, and then proceeds with a series of meetings with management over the course of several months to discuss compensation decisions for the next fiscal year. The consultant participates in all of these meetings, with and without the presence of management.

          Competitive Compensation and Comparing the Compensation Practices of Other Companies

          Competitive Compensation

           In order to assess whether the Company’s compensation packages are competitive, the Committee compares A&P’s Total Direct Compensation (i.e., base salary plus annual incentive(s) plus long-term incentive(s) or “TDC”) to the TDC of the peer group companies. The Committee has defined “competitive” to mean that A&P’s target TDC for any executive is the middle of the range of TDC for comparable executives within the peer group of companies:

          Peer Group Analysis

          Over time, A&P’s peer group of companies changes as organizations change, are acquired or cease to be publicly traded. Also, changes in A&P’s own profile (such as that resulting from A&P’s acquisition of Pathmark in 2007) may require the peer group to be revised. As a result, the Committee annually instructs the consultant to propose updated peer group rosters comprised of companies that are:

  Retail grocers;

  Other competitive merchants;

  Consumer product manufacturers;

  Companies with annual sales in excess of $1 billion;

  Companies with a similar organizational structure to A&P; and

  Companies that are similar to A&P in other relevant ways, such as those operating within the region that A&P competes in for business and talent.

          In addition to these criteria, the compensation consultant summarizes different reported financial and operating information for each member of the peer group including revenue, EBITDA, ROIC, number of employees and multi-year growth data. This information assists the Committee in determining whether the proposed peer group companies are similar enough to A&P to make any comparison of compensation practices meaningful to its decision-making process.

          In 2007, the Committee changed its benchmarking process to include comparisons from more than one peer group. The updated process for 2007 included the following groups of companies:

1)	Primary Peer Group - consisting of grocery retailers and other direct competitors (i.e. drug stores, club stores, discount stores):

•	BJ’s Wholesale Club Inc.	•	Costco Wholesale Corp.	•	CVS Corp.
•	Dollar Tree Inc.	•	Etablissements Delhaize Freres	•	Family Dollar Stores Inc.
•	Ingles Markets Inc.	•	Koninklijke Ahold NV	•	Kroger Co.
•	Nash Finch Co.	•	Rite Aid Corp.	•	Ruddick Corp.
•	Safeway Inc.	•	Sears Holdings Corporation	•	Spartan Stores Inc.
•	SUPERVALU Inc.	•	Target Corp.	•	Village Super Market Inc.
•	Walgreen Co.	•	Wal-Mart Stores Inc.	•	Weis Markets Inc.
•	Winn-Dixie Stores Inc.

2)	Secondary Peer Group - consisting of other companies similar in size and industry, but which particularly compete with A&P for executive talent:

•	Bed Bath & Beyond Inc.	•	Best Buy Co. Inc.	•	Campbell Soup Co.
•	Circuit City Stores Inc.	•	Coca-Cola Co. (The)	•	Hershey Co.
•	Home Depot Inc. (The)	•	J.C.Penney Co., Inc.	•	Kohl’s Corp.
•	Kraft Foods Inc.	•	Limited Brands Inc.	•	Lowe’s Companies Inc.
•	Macy’s, Inc.	•	Office Depot, Inc.	•	OfficeMax Inc.
•	Pepsico Inc.	•	Petsmart Inc.	•	Pier 1 Imports Inc.
•	Staples, Inc.	•	Williams-Sonoma Inc.

3)	Grocery Retailer Sub-Set of Primary Peer Group - consisting almost exclusively of competitors in the grocery retailer marketplace.

          At the Committee’s instruction, the compensation consultant retrieves the NEO TDC from each peer group company’s most recent proxy filing. The consultant then compares this data to the TDC for A&P’s top seven executives. The consultant “matches” A&P executive data to the peer group according to job title or, if job title does not present a suitable match, then to compensation ranking within the peer group company. Although the Committee specifically compares A&P’s executive TDC to the primary peer group, the Committee also considers data from the Secondary and Grocery Retailer Sub-Set Peer Groups.

          In 2007, the Committee reviewed the information provided and determined that it was most appropriate to target the middle of the Primary Peer Group for each executive’s TDC. The Committee then compared those results to the information available for both the Secondary Peer Group and the Grocery Retailer Sub-Set to give its members another perspective by which to consider the competitiveness of its executive compensation packages. The Committee was satisfied that the Primary Peer Group provided a reliable standard of comparison to ensure that the TDC for A&P’s top seven executives remained competitive.

          Survey Analysis

          The Committee also instructs the consultant to benchmark A&P’s executive compensation against survey data maintained by the consultant. Each year, the Company provides executive position descriptions to the consultant. These descriptions are reviewed and discussed by the consultant and the Committee, and the consultant is asked to match those jobs to benchmark positions in the consultant’s own compensation surveys. The consultant used its General Industry and Retail/Wholesale Compensation Annual Survey to perform the comparison. Because of the large variance in size among the companies comprising the survey data, the consultant uses regression analysis to adjust for differences in company revenues. The consultant submits to the Committee a report comparing each A&P executive’s TDC with the 25th, 50th and 75th percentile of the market survey data. After the peer group analysis, the consultant’s survey analysis represents a fourth source of data that the Committee considers in benchmarking compensation for A&P’s seven most senior executives.

          In addition, following discussions with the consultant the Committee determines which data source is most suitable for each executive position based on such factors as the availability of adequate data sources and the appropriateness of any matches to other executive compensation data.

          The Role of Executive Management

          Input from the Company’s CEO and Executive Chairman is considered in the Committee’s compensation decision making. Each year the Company’s CEO reviews and discusses with the Committee the position descriptions for the Executive Management Team (except for his own position, which is reviewed by the Company’s Executive Chairman). At meetings with the Committee and the consultant, the CEO describes his view of the relative importance of each executive to the Company and the distinguishing characteristics of each executive role. This information assists the consultant in matching A&P’s executive positions to those in the peer group companies and to the benchmark positions contained in the consultant’s survey data, as described above.

          The Company’s CEO receives a copy of the consultant’s peer group analysis and survey analysis reports each year. The CEO attends approximately 4-5 meetings with the Committee and the consultant over several months during which the consultant’s reports are reviewed and discussed. The CEO provides his opinion on whether the peer group and survey results are appropriate benchmarks for setting compensation for his direct reports. The CEO also discusses with the Committee whether subjective facts (such as the responsibilities or importance of any executive role, or the profile, performance or strategy of the Company) would for any executive merit a departure from the Company’s practice of targeting the middle of the market of the Primary Peer Group for executive pay. The CEO also recommends to the Committee total compensation for each of his direct reports. The Executive Chairman provides the same assistance to the Committee regarding compensation decisions for the CEO, and will do so in the future with regard to the Executive Managing Director.3

          Assessment of Company Performance

          The Committee uses Company performance to assist in its compensation decision-making. First, as

[3]	The Executive Managing Director was hired in May of 2007

described in more detail below, the Committee assesses the Company’s achievement against specific objective performance metrics in the case of the MIP (i.e., sales and operating income) and the LTIP (operating income and return on invested capital) in order to determine the level of payouts under these formula-based incentive programs.

          Second, in order to evaluate the quality of performance, the Committee considers objective and subjective measures such as EBITDA, comparable store sales growth, industry performance and the impact of external events on Company performance (i.e., extraordinary events outside the executives’ control but which nonetheless potentially impact Company performance). The Committee in its discretion may deviate from the formulas associated with the MIP and LTIP and adjust compensation upward or downward based upon the Committee’s assessment of the quality of performance.

          Assessment of Individual Performance

          Individual performance influences the Committee’s compensation decision making for all named executive officers. With respect to the Executive Chairman, the independent directors meet in executive session annually at the beginning of the year to agree upon the Executive Chairman performance objectives (both individual and company) for the year. At the end of the year, the independent directors meet in executive session to conduct a performance review of the Executive Chairman based upon his achievement of the agreed-upon objectives, contribution to the Company’s performance, and other leadership accomplishments. This evaluation is shared with the Executive Chairman and is provided to the Committee for its consideration in setting the Executive Chairman’s compensation.

          The Committee relies upon a performance assessment and compensation recommendation from the Executive Chairman in setting compensation for the CEO and for the Executive Managing Director. For the other NEOs, the Committee receives a performance evaluation and compensation recommendation from the CEO.

     The Elements of A&P’s Executive Compensation Packages

          Our compensation packages are comprised of:

a) base salary;

b) an annual cash incentive award (the “Management Incentive Plan” or “MIP”);

c) a long-term equity incentive award (the “LTIP”); and

d) perquisites and certain other benefits.

          A significant percentage of each NEO’s Target Total Direct Compensation (“TTDC”) consists of incentive-based pay (i.e., the MIP and LTIP). The Committee does not apply a specific formula in establishing the ratio of incentive pay as a component of TTDC. Instead, the Committee subjectively adjusts the percentage of TTDC allocated to incentive pay for each NEO based on his or her level in the organization as well as his or her ability to affect strategy and/or results for the Company.

          In 2007, incentive pay as a percentage of TDC for the named executive officers was as follows:

		Total
		Incentive Pay		Incentive Pay
		(MIP and		as Percentage
Name	Base Salary (1)	LTIP)(2)	TDC	of TDC
Claus, Eric	$750,000.00	$2,806,607.00	$3,556,607.00	79%
Galgano, Brenda	$415,000.00	$775,882.00	$1,190,882.00	65%
Haub, Christian	$775,000.00	$2,011,932.00	$2,786,932.00	72%
Guldin, Andreas	$450,000.00	$1,092,430.00	$1,542,430.00	71%
Philbert, Rebecca	$415,000.00	$526,481.00	$941,481.00	56%

(1)	This amount represents the value from column (c) of the Summary Compensation Table on page 32 hereof.

(2)

This amount represents the sum of the values appearing in columns (d), (e), (f) and (g) of the Summary Compensation Table on page 32 hereof. The amount in this column includes actual cash payments to the executive, and, in the case of equity awards, the dollar amount recognized for financial statement reporting purposes for the fair value of restricted stock awards granted in 2007 as well as prior fiscal years, in accordance with SFAS 123(R).

          Base Salary

          Base Salary is fixed compensation (as opposed to incentive compensation that varies depending on the level of performance delivered).

          The Committee considers a number of factors when setting base salaries:

  competitive positioning;

  similar positions at peer companies.

  performance; and

  recommendations from the Executive Chairman and the CEO that take into account experience and level of responsibility.

          Although the Committee does not assign a particular weight to any one factor, it emphasizes performance and experience in determining Base Salary. Base Salaries may appear above or below the middle of the market for our peer group depending on the Committee’s review of the factors stated above.

          Adjustments were made to the base salary for certain executives during 2007 in order to be consistent with our compensation strategy. The actual fiscal 2007 Base Salaries of the NEOs are reported in column (c) of the Summary Compensation Table on page 31.

          Incentive Compensation

          MIP

          The Company provides its executives an opportunity to earn an annual MIP award to reward short-term (i.e., annual) performance against pre-set goals.

  The amount of the MIP award is calculated as a percentage of the executive’s base salary. The intended (i.e. “target”) annual cash incentive award for each of the named executive officers in 2007 was:

2007 Target MIP
(as % of Base
Name	Salary)
Claus, Eric	100%
Galgano, Brenda M	55%
Haub, Christian W	100%
Guldin, Andreas	78%
Philbert, Rebecca	55%

  For fiscal 2007, Sales Revenue (37.5%), Operating Income (37.5%) and Individual Performance against objectives (25%) were the three key measures of performance used to determine the actual payout value of an award. The actual payout for any of these three key measures of the MIP can range from 0-200%.

  The actual payout on the MIP award can vary depending on the level of performance delivered; however, a minimum level of performance must be achieved in order for any incentive payment to be earned.

  The range of performance needed for a payout on the Sales Revenue and the Operating Income components of the MIP award for fiscal 2007 was:

	Sales	Operating	Amt of
Level of Performance	Revenue Goal	Income Goal	Payout Earned
Minimum	$5,387.1 million	$(11.5) million	50%
Target	$5,537.0 million	$ 0.00 million	100%
Maximum	$5,553.4 million	$ 7.47 million	200%

      If the Company’s actual performance for any goal falls between the levels listed above, the percentage payout on that goal is proportionately adjusted.

      NEOs can earn up to a 200% payout on Individual Performance based upon the achievement of pre-set personal objectives and/or an exercise of the Committee’s discretion.

      Based on Fiscal 2007 operating results, and assuming 100% performance against personal objectives, the MIP would have been paid out at 92.7% of target:

			% Achievement	%
Performance Measure	2007 Target	2007 Actual Results	Against Target	Payout
Sales Revenue	$5,537.0 million	$5,532.0 million	99.91%	98.3%
Operating Income	$0.0 million	$(4.1) million	n/a	82.2%
Personal Objectives			100.00%	100.0%
		Total MIP Payout		92.7%[4]

          Based upon the extraordinary efforts that were required and delivered individually and by the executive management team as a whole – specifically the acquisition and early closing of Pathmark in a very challenging credit environment, the divestitures of A&P’s Midwestern and Southern divisions, the seamless integration of the Pathmark business with minimal disruption to the ongoing operation of A&P, all of which combined to deliver substantial shareholder value creation – and with the recommendation of the Executive Chairman and CEO, the Committee exercised its discretion and set individual performance payout awards of 150% of target for each of the executives on the Company’s executive management team (including three of the five NEOs). As well, the Committee supported the recommendation of the Executive Chairman and CEO to equally reward each member of the CEO’s management team to reinforce the important role of team work in driving superb execution.

           The actual 2007 award payments to the NEOs for the Sales Revenue and Operating Income portions of the MIP are listed under the “Non-Equity Incentive Plan Compensation” column (g) of the Summary Compensation Table on page 32. The actual 2007 award payments to the NEOs for the individual performance component of the MIP are listed under the “Bonus” column (d) of the Summary Compensation Table on page 32. The minimum, target and maximum values for the overall MIP awards for fiscal 2007 are listed under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns (d), (e) & (f) of the Grants of Plan Based Awards Table on page 34.

4 For fiscal 2007, the actual payout on the MIP was rounded to the nearest whole percentage, or to 93%

     LTIP

          The Company provides its executives an LTIP award to motivate management to achieve the Company’s long-term performance goals.5

          The goals used in fiscal 2007 were:

  Return on Invested Capital (ROIC); and

  Operating Income (OI).

          The dollar value of the LTIP award is calculated as a percentage of the executive’s base salary. The target LTIP award for each of the named executive officers is:

2007 Target
LTIP (as % of
Name	Base Salary)
Claus, Eric	275%
Galgano, Brenda M	125%
Haub, Christian W	150%
Guldin, Andreas	150%[6]
Philbert, Rebecca	125%

          The LTIP award consists of:

  restricted share units (“RSUs”)(75%); and

  stock options (25%)

          The Committee chose RSUs since they are earned only if both the ROIC and OI goals are achieved over an extended (i.e. 3-year) period of time. This ensures that the compensation interests of the executive are aligned with the interests of our shareholders.

          The Committee included stock options as part of the LTIP because they also align executive interests with those of shareholders by providing compensation where the value is wholly dependent on share price appreciation.

          RSU awards depend upon the Company’s achievement of operating goals over a 3-year period and are only earned if the performance goals are met in the final year of the measuring period. No RSUs are awarded if the Company’s actual performance does not meet the minimum standards for either goal. Conversely, the number of RSUs may increase (up to a maximum of 2 times an individual’s target award) when performance meets or exceeds the minimums for both goals. This is different from options, which vest at the rate of 25% per year for four years.

          We have not provided the percentage and dollar values comprising the ROIC and OI measures. We believe that these targets and goals are statements of the Company’s expectations and estimates of future results and, therefore, by disclosing these strategically sensitive projections we will be informing our competitors of the Company’s strategic and operating planning processes, thereby causing our Company competitive harm. Specifically, disclosing OI projections would tell competitors about our growth and

5	The long-term equity incentive award is made under the Company’s 1998 Long-Term Incentive and Share Award Plan (the “Plan”).

6	The LTIP Target for the Executive Managing Director is 150% of base salary plus annual cash incentive target.

operating plans for the next three years, and permit them to respond competitively before we can execute on such plans. Similarly, disclosing ROIC would tell competitors about our cost of capital and our capital development projections, which represent key cost and planning information. Although management believes that with proper execution against its strategic plan the Company will achieve these ROIC and OI targets, they represent a significant improvement over the Company’s historical performance for the past ten years and we therefore consider them to be “stretch” goals.

          The estimated future payouts to the NEOs under the Company’s 2007 LTIP award are set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns (h), (i) & (j) of the Grants of Plan-Based Awards Table on page 34.

          Grant Date Practice

          The Committee’s practice has been that the grant date (for the purpose of determining RSU and stock option awards under the Plan) is that which occurs on the first business day after the applicable Committee meeting in which the award is approved. In January 2007, the Committee approved a policy to use the first day of each new fiscal year as the grant date for any long-term equity incentive award,7 subject to the Committee’s discretion in relation to the release of material non-public information in the best interests of shareholders. The Company’s grant date practice is applied equally to the named executive officers and to any other employees who receive grants of stock options or RSUs.

          Ownership Commitments

          The Company maintains stock ownership guidelines that are applied to all named executive officers. A&P believes that mandating management ownership of Company stock ensures their focus on the strategy of providing long-term shareholder value. Under these guidelines, named executive officers are expected to own common shares or share equivalents in the following amounts:

(1)	CEO — 3 times base salary;

(2)	Executive Managing Director - 2 time base salary;

(3)	Executive Management Team - 2 times base salary;

(4)	Next reporting level - 1 times base salary.

          For purposes of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control. This includes restricted stock or restricted stock units, but does not include unexercised stock options. Executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. Each named executive officer currently meets the requirements of the stock ownership guidelines, except for the Executive Managing Director, who was hired in 2007. Recently hired executives are given a reasonable amount of time to comply with the Company’s stock ownership guidelines.

          Perquisites and Certain Other Benefits

          Perquisites and Certain Other Benefits consist of comprehensive and competitive health and welfare or retirement benefits as well as other benefits. The Company believes providing these benefits allows it to remain competitive for leadership talent. The aggregate incremental cost of such benefits incurred by the Company during fiscal 2007 is summarized in the “All Other Compensation Table” on page 33.

          Health and Welfare Benefits

          NEOs are provided comprehensive medical, dental, life insurance and long-term disability benefits. The

7 The stock price used to determine the number of award units will be the 10-day average market closing price of the Company’s common stock for the 5 days preceding and 5 days following the grant date.

medical benefits (which include prescription drug and vision coverage) as well as dental benefits are provided under an “Executive Medical Program.” This program provides 100% coverage for the named executive officers and their dependents. Life insurance is provided for each executive in an amount equal to two times base salary up to a maximum of $1.0 million dollars and long-term disability protection is provided to each executive with an available benefit of up to 60% percent of base salary.

          Retirement Benefits

          Named executive officers are also provided access to customary retirement, savings and supplemental retirement plans:

(1)	Retirement Plan (the “Qualified Plan”) – annual contribution amounts calculated at 4% of all annual eligible compensation up to IRS limits;

(2)	Supplemental Retirement and Benefit Restoration Plan (the “Supplemental Plan”) — designed to provide benefits similar to the Qualified Plan if the IRS cap did not exist;

(3)	401(k) Savings Plan — includes a match of $.50 on every $1.00 for the first six percent of base salary contributed by the executive;

(4)

Supplemental Executive Retirement Plan (the “SERP”) — a retirement vehicle that assists the Committee in attracting and retaining talented leadership. The SERP is made available to a limited group of management employees selected by the Chief Executive Officer with the approval of the Committee. Benefits are intended to supplement the sources of retirement income available under the Company’s various plans in order to provide a target benefit of 60% of average annual compensation at age 65. The compensation covered by the SERP is base salary (i.e., the “Annual Salary” reflected in the Summary Compensation Table) computed as an average of such base salary over the highest compensated five (5) years of employment during the last ten (10) years of the executive’s employment. Under the SERP plan, participants are annually awarded a target benefit in an amount equal to 3% of base salary for each year of service, up to a maximum of 20 years or a 60% aggregate benefit. Benefits are not funded but are paid by the Company as they come due. A balance sheet reserve is maintained by the Company. The interest of the participant and his or her spouse under the SERP plan is only that of an unsecured creditor of the Company;

(5)

Deferred Compensation Plan (the “Deferred Comp Plan”) — executives can defer up to 100% of their respective Annual Cash Incentive pay opportunity. Executives are not entitled to defer any portion of their base salaries or long-term incentive equity awards under the Deferred Comp Plan. Should the executive in any year choose to defer all or a portion of his or her Annual Cash Incentive award, the executive may elect to defer this income for either: a) a period of three (3) years; or b) until retirement. All deferred funds are maintained by the Company on the executive’s behalf in an interest-bearing account; the designated interest rate paid on such accounts is the Company’s average cost of borrowing from the Company’s primary lenders.

          Compensation for Chief Executive Officer

          The CEO is generally compensated in the same manner as the other executives. For the fiscal 2007 performance period, the Committee approved a performance-based annual cash incentive award to the CEO in the amount of $697,500, and a discretionary bonus award in the amount of $93,750. These amounts are reflected in columns (g) and (d), respectively, of the Summary Compensation Table on page 31. The CEO’s Base Salary remained unchanged at $750,000 for fiscal 2007. This amount is reflected in column (c) of the Summary Compensation Table on page 32.

          Executive Chairman of the Board

          The Executive Chairman is generally compensated in the same manner as the other executives. For the fiscal 2007 performance period, the Committee approved a performance-based annual cash incentive award to the Executive Chairman in the amount of $720,750, and a discretionary bonus award in the amount of $96,875. These amounts are reflected in columns (g) and (d), respectively, of the Summary Compensation Table on page 32. The Executive Chairman’s Base Salary remained unchanged at $775,000 for fiscal 2007. This amount is reflected in column (c) of the Summary Compensation Table on page 32.

          Income Tax Consequences

          Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company Chief Executive Officer and the four (4) other most highly compensated executives at fiscal year end. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance-based compensation meeting certain requirements. The Company’s 1994 Stock Option Plan and the 1998 Long Term Incentive and Share Award Plan are in compliance with the provisions of Section 162(m) so that amounts received upon the exercise of options should be exempt from Section 162(m) limitations.

          As a matter of practice, the Committee intends to set performance-based goals annually under the Company’s annual cash incentive award plan and long-term equity incentive award plan, and to deduct compensation paid under these plans to the extent consistent with the provisions of Section 162(m). However, if such compliance with Section 162(m) conflicts with what the Committee believes to be in the best interests of the Company and its Stockholders, the Committee may conclude that the payment of non-deductible compensation best serves those interests.

     Impact of Pathmark Acquisition and Other 2007 Events on Outstanding Equity Awards

          In December of 2007, the Company completed its acquisition of Pathmark and thereby added 140 stores to its operating store fleet. Earlier in 2007, the Company divested its Michigan and Louisiana divisions, which resulted in the closure and/or sale of 87 store locations. With these transactions occurring in different stages at different points in time, the Committee deemed it necessary to:

  assess the Company’s performance in relation to original objectives set in the 2005, 2006 and 2007 fiscal years; and then adjust the financial and operating performance measures relating to pre-existing equity award grants so as to reflect the Company’s new design and operations.

          The 2005 TIP

           In 2004, the Company implemented the 2005 Turnaround Incentive Compensation Program (TIP) in connection with a corporate restructuring initiative. Under the TIP, executives were awarded RSUs that would vest only if Operating Income goals were achieved in each of the 2005, 2006 and 2007 fiscal years.

           The events of 2007 were a departure from the assumptions underlying the Operating Income goals in connection with the original TIP grant. The Company’s actual Operating Income for fiscal 2007 ceased to be an appropriate measure of whether the TIP performance goals had been met. As a result, in 2007 the Committee exercised discretion in order to determine whether and to what extent the TIP grant had been earned.

           As the following graph shows, the Company exceeded the TIP Operating Income goals in the 2005 and 2006 fiscal years, respectively.

Standalone Operating Income Trend
Exceeds TIP Performance Target

          Based on this data, on June 15, 2007 the Committee recognized the Company’s performance to date under the TIP such that the applicable performance criteria was deemed to have been met with respect to two-thirds of the RSUs granted to each executive under the TIP. The Committee further determined that 50% of the RSUs thereby earned by the executive would vest on the first day of the Company’s 2008 fiscal year, with the balance vesting on the first day of the Company’s 2009 fiscal year.

          The 2006 LTIP

          In 2006, the Company’s executives were awarded grants of RSUs and stock options under the Company’s 2006 Long-Term Incentive Program (LTIP). Just as had occurred with the 2005 TIP, the 2006 LTIP’s Operating Income and ROIC performance goals for the 2007 and 2008 fiscal years ceased to be effective performance measures in light of the events of 2007. As a result, in 2007 the Committee exercised discretion in order to determine whether and to what extent the 2006 LTIP grant had been earned.

          As the following graph shows, in fiscal 2006 the Company exceeded both the LTIP Operating Income and ROIC goals by 55% and 124%, respectively, and the Company was on track to maintain such performance for the 2007 and 2008 fiscal years.

FY 2006 LTIP Performance Exceeded Plan

          Based on this data, on June 15, 2007 the Committee recognized the Company’s performance to date under the 2006 LTIP such that the applicable performance criteria was deemed to have been met at an achievement level of 125% for one-third of the RSUs granted to each executive thereunder. The Committee further determined that the RSUs thereby earned by the executive would vest on the first day of the Company’s 2009 fiscal year. The Committee adjusted the performance measures for the remaining two-thirds of the RSUs granted under the 2006 LTIP so as to account for the impact of events in 2007 on the operating results of the company. Whether the remaining RSUs are earned will depend on whether the Company meets the new Operating Income and ROIC targets for fiscal 2008.

          The 2007 LTIP

          In 2007, the Company’s executives were awarded grants of RSUs and stock options under the Company’s 2007 Long-Term Incentive Program (LTIP). Just as had occurred with the 2006 LTIP, the Operating Income and ROIC performance goals for the 2007, 2008 and 2009 fiscal years were no longer viewed as appropriate performance measures due to the events of 2007. As a result, in 2007 the Committee adjusted the performance measures for all RSUs granted under the 2007 LTIP. If earned, the 2007 LTIP will vest in fiscal year 2010.

          One-Time Equity Awards

          The 2007 Executive Closing & Integration Incentive Plan (“E-CLIIP”)

          In support of the decision to acquire Pathmark, the Committee determined that, in order to promote a successful merger and integration for the benefit of all shareholders while also sustaining overall operational performance, it would need to expect and drive extraordinary executive performance. As previously indicated, the existing executive compensation programs are only designed to reward executives for achieving goals and measuring performance against typical business performance expectations. As a result, on June 15, 2007, the Committee approved the E-CLIIP, which is specifically designed to reward extraordinary individual and organizational performance.

          Under the E-CLIIP, executives were awarded RSUs that will vest 36 months following the successful closing date of the Pathmark acquisition only if specific integration goals are achieved and, in particular, only if specific share price hurdles are cleared. The amount of the target E-CLIIP award for each executive was set by the Committee and reflects the executive’s expected contribution to the success of the Pathmark acquisition, based upon the executive’s role and responsibilities.

          The E-CLIIP is designed to reward executives for the achievement of specific acquisition milestones (i.e., closing deadlines) and performance goals (i.e., synergy targets), which are reflected in the following earned award table:

Milestone	% of Target E-CLIIP Award Earned
Transaction Closing	25%
Tier I Synergies	25%
Tier II Synergies	50%

  “Transaction Closing” needed to take place on or before March 8, 2008 and would be considered successful provided that the amount of EBITDA associated with stores divested as part of the acquisition was within acceptable limits.8

  “Tier I Synergies” need to be realized within six (6) months of the successful closing date and in the amount of no less than $75.0 million in acquisition “synergies” or cost savings.

  “Tier II Synergies” need to be realized within eighteen (18) months of the successful closing date and in the amount of no less than $160.0 million in acquisition synergies.

          The E-CLIIP’s vesting schedule is also designed to ensure that executives are rewarded only if the Pathmark acquisition delivers increased value to A&P’s shareholders, because any earned portion of the award will not vest until and unless the Company’s common stock achieves a threshold, target or maximum share price value

[8]	The Committee has deemed the “Transaction Closing” Milestone to have been achieved based upon the December 3, 2007 closing of the acquisition, which resulted in the loss of only $6.0 million in EBITDA in connection with the divested stores.

for a period of no less than any ten consecutive business days at any time from the date of closing to the 3-year (36 month) anniversary of the date of closing. The share price values selected by the Committee are the same share price values comprising the proposed acquisition strategy developed by management at the time the acquisition of Pathmark was brought to A&P’s board of directors for approval.

          The Special One-Time Award to Mr. Guldin

           In recognition of his lead role in the successful negotiation of the Pathmark acquisition, and pursuant to the terms of his employment agreement on May 1, 2007, the Company granted to Mr. Guldin 15,000 RSUs in accordance with the Plan. 5,000 RSUs vested on December 3, 2007; 5,000 RSUs will vest on December 3, 2008. The remaining 5,000 RSUs will vest on December 9, 2009. This award is reflected in columns (i) and (j) of the Grants of Plan-Based Awards table on page 34, as well as the Outstanding Equity Awards at Fiscal Year End at table on page 40.

REPORT OF HUMAN RESOURCES & COMPENSATION COMMITTEE

          The Human Resources & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, the Human Resources & Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Human Resources &
Compensation Committee
Bobbie Gaunt, Chair
Ed Lewis
Gregory Mays
Maureen Tart-Bezer

Human Resources & Compensation Committee Interlocks and Insider Participation

          No member of the Human Resources & Compensation Committee indicated above has ever been an officer or employee of the Company or any of its subsidiaries.

SUMMARY COMPENSATION TABLE

          The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal year ended February 23, 2008.

          Amounts listed under column (d) (“Bonus”) and (g) (“Non-Equity Incentive Plan Compensation”) represent the actual payments earned by the executive under the February 25, 2007 Non-Equity Incentive Plan Award as set forth on the Grants of Plan-Based Awards Table on page 34. These payouts were determined by the Committee at its April 17, 2008 meeting and were paid out on May 9, 2008.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and
							Nonqualified
						Non Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal				Awards ($)	Awards ($)	Compensation	Plan Earnings	Compensation
Position	Year	Salary ($)	Bonus (2)	(3)	(4)	(5)	(6)	($)(7)	Total ($)
Claus, Eric	2007	$750,000	$93,750	$1,545,262	$470,095	$697,500	$115,398	$66,228	$3,738,233
President and	2006	$698,077	$-	$1,630,871	$94,532	$630,000	$85,020	$63,220	$3,201,720
CEO

Galgano, Brenda	2007	$414,654 (1)	$28,531	$416,848	$118,230	$212,273	$44,906	$51,106	$1,286,548
Senior Vice President	2006	$385,000	$-	$361,374	$25,451	$204,338	$29,026	$47,873	$1,053,062
and CFO

Haub, Christian	2007	$775,000	$96,875	$929,339	$264,968	$720,750	$-	$204,422	$2,991,354
Exec. Chairman	2006	$772,346	$-	$894,826	$61,478	$651,000	$-	$210,347	$2,589,997
of the Board

Guldin, Andreas	2007	$370,385	$37,019	$479,332	$299,869	$276,210	$-	$186,468	$1,649,283
Exec. Managing Dir. Strat. &	2006	$-	$-	$-	$-	$-	$-	$-	$-
Corp. Dev.

Philbert, Rebecca	2007	$415,000	$28,531	$167,447	$118,230	$212,273	$52,976	$241,018	$1,235,475
Senior Vice President	2006	$87,789	$-	$-	$-	$44,245	$-	$103,144	$235,178
Merchandising

(1)	Brenda Galgano received an increase in her base salary from $385,000 to $415,000 effective 3/1/07.

(2)	The amounts in column (d) reflect discretionary payments approved by the Committee under the 2007 MIP, as more fully described in the section entitled “MIP” on page 23.

(3)

The amounts in column (e) are not actual payments to the executive, but rather, represent the dollar amount recognized for financial statement reporting purposes in fiscal years 2007 and 2006, as applicable, for the fair value of restricted stock awards granted in those years as well as prior fiscal years, in accordance with SFAS 123(R). The amount in column (e) for fiscal 2007 also reflects the forfeiture of one-third (1/3) of the grant to the executive of restricted share units under the 2005 TIP, which was recorded in fiscal 2007. Assumptions used in the calculation of these amounts are included in footnote 13 of the Company’s audited financial statements for the fiscal year ended February 23, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around May 8, 2008. As new hires, Mr. Guldin and Ms. Philbert were not awarded any restricted units for FY 2006.

(4)

The amounts in column (f) are not actual payments to the executive but rather, represent the dollar amount recognized for financial statement reporting purposes in fiscal years 2007 and 2006, as applicable, for the fair value of option awards granted in those years as well as prior fiscal years, in accordance with SFAS 123 (R). Assumptions used in the calculation of this amount are included in footnote 13 to the Company’s audited financial statements for fiscal year ended February 23, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around May 8, 2008. As new hires, Mr. Guldin and Ms Philbert were not awarded any stock options during FY 2006.

(5)

The amounts in column (g) reflect the non-discretionary portions of the cash awards under our MIP to each of the NEOs for 2007 and 2006, as applicable. The amounts disclose the actual non-discretionary portions of the MIP bonuses earned for 2007 and 2006 performance which were paid in May of 2008 and May 2007, respectively, and do not reflect the amounts shown in the Grants of Plan-Based Awards Table below.

(6)

The amounts in column (h) include the aggregated change in the actuarial Present Value of Accumulated Benefits under all actuarial pension plans during the 2007 and 2006 fiscal years. The Present Value of Accumulated Benefits reflects benefits payable at Normal Retirement Age based on the same assumptions used for Pension Disclosure in the footnotes to the Annual Report, including a discount rate of 5.75% at 2/23/2008 and 2/24/2007. The increase in PVAB is from 2/24/2007 to 2/23/2008. Mr. Haub does not participate in the Company’s SERP program. Mr. Guldin did not participate in the Company’s SERP program in 2007.

(7)	The amounts in column (i) are detailed in the All Other Compensation Table on the next page.

ALL OTHER COMPENSATION

	Other Annual Compensation							Other Compensation

					MERP			Interest
		Supple-	401K		(Exec.			on	Relocation
	Qualified	mental	Company	Life Ins.	Medical	Auto		Deferred	or Living			Total All Other
Name	Plan	Plan	Match	Prem.	Plan)	Program		Comp.	Expense		Other	Compensation
Claus, Eric	$9,000	$21,000	$6,750	$1,740	$12,575	$15,163		$-	$-		$-	$66,228

Galgano, Brenda	$9,000	$7,600	$6,750	$448	$12,575	$12,260		$-	$-		$2,473	$51,106

Haub, Christian	$9,000	$22,000	$6,750	$600	$12,575	$127,370	(1)	$26,127	$-		$-	$204,422

Guldin, Andreas	$-	$-	$-	$810	$12,575	$7,742		$-	$165,341	(2)	$-	$186,468

Philbert, Rebecca	$-	$-	$-	$747	$12,575	$13,265		$-	$212,356		$2,075	$241,018

(1)	This amount includes the cost of Mr. Haub’s drivers’ salaries.

(2)	This amount reflects the cost of Mr. Guldin’s residential leasehold, as more fully disclosed under the heading “Certain Relationships and Transactions” on page 17.

AWARD TABLES

          The following three tables set forth information regarding awards granted by the Company to the Named Executive Officers during the last fiscal year and the status of existing awards. The Grants of Plan-Based Awards Table provides additional information about the plan-based compensation disclosed in the Summary Compensation Table on page 32.

GRANTS OF PLAN-BASED AWARDS

					Estimated Future Payouts Under Non-
					Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i) (3) (4)		(j)	(k) (5)	(l) (6)	(m) (7)
												All other
												Option
												Awards:		Grant Date
												Number of	Base Price of	Fair Value of
		Grant or						Thres				Securities	Options	Stock and
	Approval	Award		Plan	Threshold			hold	Target		Max.	Underlying	Awards	Option
Name	Date	Date		(1)	($)	Target ($)	Maximum ($)	(#)	(#)		(#)	Options (#)	($/Share)	Awards ($)
Claus, Eric		2/25/07		MIP	$375,000	$750,000	$1,500,000
	8/7/07	8/7/07		ECLIIP				13,964	27,927		55,854			$972,697
	3/5/07	3/5/07		LTIP								23,960	$32.50	$470,095
	3/5/07	3/5/07		LTIP				24,797	49,593		99,186			$1,611,773

Galgano,
Brenda		2/25/07		MIP	$114,125	$228,250	$456,500
	8/7/07	8/7/07		ECLIIP				10,516	21,032		42,064			$732,545
	3/5/07	3/5/07		LTIP								6,026	$32.50	$118,230
	3/5/07	3/5/07		LTIP				6,237	12,474		24,948			$405,405

Haub,
Christian		2/25/07		MIP	$387,500	$775,000	$1,550,000
	8/7/07	8/7/07		ECLIIP				13,964	27,927		55,854			$972,697
	3/5/07	3/5/07		LTIP								13,505	$32.50	$264,968
	3/5/07	3/5/07		LTIP				13,977	27,954		55,908			$908,505

Guldin,
Andreas		5/1/07	(2)	MIP	$175,500	$351,000	$702,000
	8/7/07	8/7/07		ECLIIP				7,021	14,042		28,084			$489,083
	5/1/07	5/1/07		LTIP								15,942	$31.31	$299,869
	5/1/07	5/1/07		LTIP				43,744	28,744		57,488			$899,975
	5/1/07	5/1/07						-	15,000	(8)	15,000			$469,650

Philbert,
Rebecca		2/25/07		MIP	$114,125	$228,250	$456,500
	8/7/07	8/7/07		ECLIIP				8,757	17,513		35,026			$609,978
	3/5/07	3/5/07		LTIP								6,026	$32.50	$118,230
	3/5/07	3/5/07		LTIP				6,237	12,474		24,948			$404,405

(1)	The SCLIIP is a one–time special award issued to Mr. Guldin in accordance with the terms of his employment agreement and in recognition for his role in negotiations for the Company’s acquisition of Pathmark Stores, Inc. The E-CLIIP is a special one-time award which is described in detail beginning on page 30 under the heading “The 2007 Executive Closing & Integration Incentive Plan (“E-CLIIP”).

(2)	The amounts shown in column (e) reflect the minimum payment level under the Company’s Annual Incentive Plan, which is 50% of the target amount shown in column (f). The amount shown in column (g) is 200% of such target amount. These amounts are based upon the named executive officer’s current salary and position. The actual payment earned for the award dated February 25, 2007 is disclosed under column (g) of the Summary Compensation Table on page 32.

(3)	Mr. Guldin commenced employment with the Company on May 1, 2007, at which time he received an award under the MIP.

(4)	The amounts shown in column (i) reflect the target award for the NEO under the Company’s long-term equity incentive plan. There is no minimum or threshold payment under this Plan. For a detailed discussion of this plan, please refer to section heading LTIP on page 25. The amounts shown in column (i) reflect the number of RSUs awarded to the executive under the Company’s long-term equity incentive award plan, and represents 75% of the total award.

(5)	The amounts shown in column (k) reflect the number of stock options granted to the named executive officer under the Company’s Long-Term Incentive Plan, and represents 25% of the total award. All options vest at a rate of 25% per year over the first four years of the ten-year option term.

(6)	The amounts shown in column (l) reflect the fair market value of the Company’s Common Stock on the date of grant, based upon the closing market price of the Company’s Common Stock on such date as reported in the Wall Street Journal.

(7)	The amounts shown in column (m) are not actual payments to the executive but, rather, reflect the dollar amount for the grant date fair value calculated in accordance with FAS 123(R). See footnote 13 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended February 23, 2008 for an explanation of the assumptions made by the Company in the valuation of these equity awards.

(8)	This amount reflects the special one-time award to Mr. Guldin in connection with his lead role in negotiations for the Pathmark acquisition, as more fully described under the heading “The Special One-Time Award to Mr. Guldin” on page 31.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

          The Company has entered into employment agreements with the following Named Executive Officers: Mr. Claus, Ms. Galgano, Mr. Guldin and Ms. Philbert. The Company does not have an employment agreement with Mr. Haub. The following is a summary of the principal provisions of the employment agreements with Mr. Claus, Ms. Galgano, Mr. Guldin and Ms. Philbert.

          Term: The employment agreements with Ms. Galgano, Mr. Guldin and Ms. Philbert provide for automatic extensions of the employment period each month for successive 18-month periods unless either the Named Executive Officer or the Company gives written notice in advance not to extend. The employment agreement with Mr. Claus provides for the employment period to expire on August 14, 2008 but is subject to automatic extensions each year for an additional 12-month period unless either Mr. Claus or the Company gives written notice at least 6 months in advance not to extend. In addition, in the case of Mr. Claus, a non-extension of the employment period by the Company is treated in the same manner as a termination of employment by the Company during the employment period (and would, therefore, give rise to the applicable benefits described below depending on whether the nonextension was for Cause, Performance or Permanent and Total Disability or for none of these reasons).

          Salary: The employment agreements provide for an annual base salary, to be reviewed by the Compensation Committee periodically (at intervals of not more than 12 months). As of the date of this proxy statement, the annual base salaries are: Mr. Claus — $800,000, Ms. Galgano — $480,000, Mr. Guldin — $450,000, Ms. Philbert — $510,000.

          Annual Cash Incentive Award: The employment agreements provide that the NEO will be eligible to receive annually or otherwise any bonus awards which the Company or authorized committee of the Board determines to award. In the case of Mr. Claus, the target annual incentive compensation opportunity may not be less than 100% of his base salary and the maximum annual incentive compensation opportunity may not be less than 200% of his base salary. In the case of Mr. Guldin, the annual incentive compensation opportunity for Fiscal Year 2007 is 77.7% of annual base salary ($350,000).

          In addition, Mr. Guldin’s employment agreement provides that he will participate in the 2007 Long Term Incentive Plan at a total target of $1,200,000.00, which is 150% of his total annual cash compensation (base salary plus annual incentive target), and that effective May 1, 2007 he received a grant of 15,000 performance Restricted Stock Units.

          Benefit Programs: The employment agreements provide that the Named Executive Officer will receive such benefits and awards, including without limitation stock options and restricted share awards, as the Compensation Committee shall determine and will be eligible to participate in all employee benefit plans and programs of the Company from time to time in effect for the benefit of senior executives of the Company. The employment agreement with Mr. Claus specifically provides for his continued participation in the Company’s SERP and for his service with The Great Atlantic & Pacific Tea Company of Canada Limited to count for purposes of the SERP. In the case of Mr. Guldin, he is permitted to take up to 20 business days of unpaid leave per calendar year, and he will be reimbursed for housing costs for up to three years from May 1, 2007.

          Termination of Employment Due to Permanent and Total Disability: If the NEO incurs a Permanent and Total Disability (as defined in the employment agreement), the Company may terminate the NEO’s employment by giving at least 45 days’ written notice (except that Mr. Guldin and Ms. Philbert are entitled to 14 day’s notice). If the NEO’s employment is terminated by reason of Permanent and Total Disability, he or she will be entitled to:

  base salary and other compensation and benefits to the extent actually earned through the date of termination; and

  any reimbursement amounts owed.

          A Permanent and Total Disability would exist if the NEO is unable to substantially carry out his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          Termination of Employment By Death: If the NEO dies during the employment period, his or her estate or beneficiaries will be entitled to:

  base salary and other compensation and benefits to the extent actually earned through the date of death;

  any reimbursement amounts owed; and

  any death benefits owed under the Company’s employee benefit plans.

          Termination of Employment for Cause: The Company may terminate the NEO’s employment for Cause. In the case of Ms. Galgano and Ms. Philbert (but not Mr. Claus or Mr. Guldin), such a termination for Cause requires that the Company give at least 45 days’ written notice and 14 days’ written notice, respectively. Cause is defined to mean (i) the NEO willfully, substantially and continually fails to perform his or her duties, (ii) the NEO willfully fails to comply with reasonable instructions of certain designated persons, (iii) the NEO willfully engages in conduct which is or would reasonably be expected to be materially and demonstrably injurious to the Company, (iv) the NEO willfully engages in an act or acts of dishonesty resulting in material personal gain to the NEO at the expense of the Company, (v) the NEO is convicted of a felony, (vi) the NEO engages in an act or acts of gross malfeasance in connection with his or her employment, (vii) the NEO commits a material breach of the confidentiality provision of the employment agreement or (viii) the NEO exhibits demonstrable evidence of alcohol or drug abuse having a substantial adverse effect on his or her job performance. If the Company terminates the NEO’s employment for Cause, he or she will be entitled to:

  base salary and any other compensation and benefits to the extent actually earned through the date of termination;

  any reimbursement amounts owed; and

  in the case of Mr. Claus, outstanding stock options held on the date of termination, to the extent then exercisable, shall remain exercisable for a period of 30 days following such termination (but in no event beyond the expiration date of the applicable option).

          Termination by NEO Without Good Reason: The NEO may terminate his or her employment without Good Reason (as defined below) by giving the Company at least 45 days’ written notice (and 14 days’ written notice in the case of Mr. Guldin and Ms. Philbert). If the NEO terminates his or her employment without Good Reason, he or she will be entitled to:

  base salary and any other compensation and benefits to the extent actually earned through the date of termination; and

  any reimbursement amounts owed.

          Termination by Company Without Cause: In the case of Mr. Claus, Mr. Guldin and Ms. Philbert, the Company may terminate the NEO’s employment other than for Cause, Permanent and Total Disability or Performance, by giving at least 45 days’ written notice to Mr. Claus, and 14 days’ written notice to Mr. Guldin and Ms. Philbert. In the case of Ms. Galgano, the Company may terminate employment other than for Cause or for Permanent and Total Disability by giving at least 45 days’ written notice. The benefits payable upon a termination of employment without Cause depend upon whether the termination occurs in connection with a Change of Control as described below.

          Termination by NEO for Good Reason: The NEO may terminate his or her employment for Good Reason by giving the Company at least 45 days’ written notice (or 14 days’ written notice in the case of Mr. Guldin or Ms. Philbert), provided he or she gives such notice within 3 months of the occurrence of the event constituting Good Reason. Good Reason is defined as:

  a significant reduction in the scope of authority, functions, duties or responsibilities of the NEO;

  any reduction in base salary; or

  a significant reduction in employee benefits other than in connection with an across-the-board reduction similarly affecting substantially all senior executives of the Company.

          In the case of Ms. Galgano, Good Reason also includes: (i) being required to report directly to someone other than the CEO or (ii) relocation of her office more than 50 miles away from her current office location. The benefits payable upon a termination of employment for Good Reason depend upon whether the termination occurs in connection with a Change of Control as described below.

          Benefits upon Termination without Cause or for Good Reason (No Change of Control): If the Company terminates the NEO’s employment other than for Cause, Permanent and Total Disability or Performance (except in the case of Ms. Galgano), or the NEO terminates employment for Good Reason, and the termination of employment does not occur within 13 months of a Change of Control (as defined in the employment agreements), he or she will be entitled to:

  base salary and any other compensation and benefits to the extent actually earned through the date of termination;

  any reimbursement amounts owed;

  18 months (24 months in the case of Mr. Claus) of pay, in monthly payments each equal to 1/12 of the sum of base salary and the average of the three highest bonuses in the five calendar years preceding the termination (except for Mr. Guldin and Ms. Philbert, where the measure period is fiscal years);

  pro rata bonus for the year in which the termination occurred;

  18 months (24 months in the case of Mr. Claus) of medical, dental, vision, life insurance and, if reasonably commercially available, Long-Term Disability coverage; and

  in the case of Mr. Claus, any outstanding stock options held as of the date of termination, to the extent then exercisable, shall remain exercisable for a period of twelve months following such termination of employment (but in no event beyond the expiration date of the applicable option).

          Mr. Guldin’s and Ms. Philbert’s entitlement to the foregoing benefits is conditioned on execution of a confidential separation and release agreement. A Change of Control is deemed to occur if (i) any persons or group (other than the Company, any subsidiary of the Company and Tengelmann Warenhandelsgesellschaft KG or its successor (“Tengelmann”)) shall beneficially own, directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board and such voting power exceeds the then current voting power of Tengelmann, (ii) control of Tengelmann is acquired by any person or persons other than family members or entities controlled by family members of Erivan Haub, (iii) current directors (and successors whose nomination or election was approved by 2 / 3 rds of the current directors or such successors) cease to constitute a majority of the members of the Board, (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or a merger or consolidation of the Company (other than a merger or consolidation in which the holders of Company common stock immediately prior to the merger or consolidation have directly or indirectly at least a majority of the common stock of the continuing or surviving corporation immediately after the merger or consolidation, or the Board immediately prior to the merger or consolidation would immediately after the merger or consolidation constitute a majority of the board of the continuing or surviving corporation), or (v) the shareholders of the Company approve an agreement or agreements providing for the sale or other disposition of all or substantially all of the Company’s assets.

          Benefits upon Termination without Cause or for Good Reason (Change of Control)or within 30 days after 1st anniversary of Change of Control: If the Company terminates the NEO’s employment other than for Cause, Permanent or Total Disability or Performance (except in the case of Ms. Galgano), or the NEO terminates employment for Good Reason, and the termination of employment occurs within 13 months of a Change of Control, he or she will be entitled to:

  base salary and any other compensation and benefits to the extent actually earned through the date of termination;

  any reimbursement amounts owed;

  payment equal to three times the sum of annual base salary and the average of the three highest bonuses in the five calendar years preceding termination paid in a lump sum within 45 days of the termination (except that in the case of Mr. Guldin and Ms. Philbert the measuring period is fiscal years);

  pro-rata bonus for the year of termination of employment;

  36 months of medical, dental, vision, life insurance, and, if reasonably commercially available, Long-Term Disability coverage; and

  in the case of Mr. Claus, any outstanding stock options held on the date of termination, to the extent then exercisable, shall remain exercisable for a period of twelve months following such termination of employment (but in no event beyond the expiration date of the applicable option).

          The NEO would also be entitled to the benefits listed above if his or her employment terminates for any reason during the 30-day period beginning on the first anniversary of the Change of Control.

          Mr. Guldin’s and Ms. Philbert’s entitlement to the foregoing benefits is conditioned on execution of a confidential separation and release agreement.

          Termination for Performance: The employment agreements with Mr. Claus, Mr. Guldin and Ms. Philbert provide that the Company may, upon written notice, terminate employment for failure to meet satisfactory performance. If the Company terminates employment for performance, the NEO will be entitled to:

  base salary and any other compensation and benefits to the extent actually earned through the date of termination;

  any reimbursement amounts owed;

  12 months of severance pay (each monthly payment equals 1/12 of annual base salary);

  12 months of continued coverage by the medical plans of the Company; and

  (in the case of Mr. Claus and Ms. Philbert) outstanding stock options held on the date of termination, to the extent then exercisable, shall remain exercisable for a period of three months following such termination of employment (but in no event beyond the expiration date of the applicable option).

          Mr. Guldin’s entitlement to the foregoing benefits is conditioned upon his execution of a confidential separation and release agreement.

          Excise Tax Gross-Up: The employment agreements provide that, if any payment or benefit to the NEO under the employment agreement or otherwise would be subject to the excise tax on excess parachute payments or interest or penalties with respect thereto, the Company will pay the NEO a gross-up amount designed to put him or her in the same after-tax position as if such excise tax, interest and penalties had not been imposed.

          Non-competition: The employment agreements include non-competition restrictions in effect during employment and for a period of time following termination of employment. These non-competition restrictions are in effect for 18 months following termination of employment, except that in the case of Mr. Claus, the period that the non-competition restrictions are in effect following termination of employment will be (i) 12 months if he is terminated by the Company for Performance, (ii) 24 months if he is terminated by the Company other than for Cause, Permanent and Total Disability or Performance or terminates his employment for Good Reason and the termination is not within 13 months following a Change of Control, and (iii) 36 months if he is terminated by the Company other than for Cause, Permanent and Total Disability or Performance or terminates his employment for Good Reason and the termination is within 13 months following a Change of control. The non-competition restrictions are defined in terms of (i) geography (applying to geographical areas of the U.S. or Canada in which the Company conducts business directly or indirectly) and (ii) the type of business (applying to businesses similar to the types of businesses conducted by the Company to any significant extent during the NEO’s period of employment or on the date of termination of employment).

          Confidentiality: The NEOs are prohibited from disclosing, directly or indirectly, confidential information relating to the Company except as necessary and appropriate in connection with his or her employment.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Option Awards				Stock Awards

									Equity Incentive
							Market	Equity Incentive	Plan Awards:
						Number of	Value of	Plan Awards:	Market or Payout
		Number of	Number of			Shares or	Shares or	Number of	Value of
		Securities	Securities			Units of	Units of	Unearned	Unearned
		Underlying	Underlying			Stock Held	Stock Held	Shares, Units or	Shares, Units or
		Unexercised	Unexercised	Option	Option	that Have	That Have	Other Rights	Other Rights
	Grant	Options (#)	Options (#)	Exercise	Expiration	Not Vested	not Vested	That Have Not	That Have Not
Name	Date	Exercisable	Unexercisable	Price	Date	(#)	($)	Vested (#)	Vested ($)
Claus, Eric	9/6/05					126,418	$3,514,420
	4/19/06	6,477	19,434	$27.71	4/19/16
	4/19/06					52,413	$1,457,081	32,254	$896,661
	3/5/07		23,960	$32.50	3/5/17
	3/5/07					49,593	$1,378,685	49,593	$1,378,685
	8/7/07					27,927	$776,371	20,945	$582,271

Galgano,	3/19/02	11,378
Brenda				$22.05	3/19/12
	3/17/03	1,897		$3.63	3/17/13
	3/17/03	2,845		$3.63	3/17/13
	3/9/04	3,161	3,161	$6.32	3/9/14
	3/3/05					42,139	$1,171,464
	10/28/05					16,856	$468,597
	4/19/06	1,744	5,232	$27.71	4/19/16
	4/19/06					14,112	$392,314	8,684	$241,415
	3/5/07		6,026	$32.50	3/5/17
	3/5/07					12,474	$346,777	12,474	$346,777
	8/7/07					21,032	$584,690	15,774	$438,517

Haub,	3/24/98
Christian		63,206		$23.92	3/24/08
	2/26/99	94,809		$24.96	2/26/09
	3/20/00	104,290		$14.18	3/20/10
	3/20/01	189,618		$7.16	3/20/11
	3/3/05					147,488	$4,100,166
	4/19/06	4,212	12,639	$27.71	4/19/16
	4/19/06					34,086	$947,591	20,976	$583,133
	3/5/07		13,505	$32.50	3/5/17
	3/5/07					27,954		27,954
							$777,121		$777,121
	8/7/07					27,927		20,945
							$776,371		$582,271

Guldin,	5/1/07
Andreas			15,942	$31.31	5/1/17
	5/1/07					28,744	$799,083	28,744	$799,083
	5/1/07					10,000	$278,000
	8/7/07							10,532
						14,042	$390,368		$292,790

Philbert,	3/5/07
Rebecca			6,026	$32.50	3/5/17
	3/5/07					12,474	$346,777	12,474	$346,777
	8/7/07					17,513	$486,861	13,135	$365,153

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Claus, Eric	-	$0.00	-	$0.00
Galgano, Brenda	-	$0.00	-	$0.00
Haub, Christian	126,412	$1,264,114.75	-	$0.00
Guldin, Andreas	-	$0.00	5,000	$150,450.00
Philbert, Rebecca	-	$0.00	-	$0.00

(1)   Figures based on the difference between the fair market value of A&P’s common stock on date of exercise and the grant price of options as of date of grant, multiplied by number of options exercised.

PENSION BENEFITS

		Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
	Plan Name
Name(1)(4)
Claus, Eric	SERP	5.25	$407,307.29	$-
Galgano, Brenda	SERP	8.33	$142,748.37	$-
Haub, Christian		N/A	$-	$-
Guldin, Andreas		N/A	$-	$-
Philbert, Rebecca	SERP	1.17	$52,976.42	$-

(1) Mr. Haub does not participate in the Company’s SERP Plan.

(2) The Number of years of credited service is represented in the table as of 2/23/08.

(3) The Present Value of Accumulated Benefits reflects benefits payable at Normal Retirement Age based on the same assumptions used for Pension Disclosure in the footnotes to the Annual Report, including a discount rate of 5.75% .

(4) Mr. Guldin did not participate in the Company’s SERP plan in Fiscal 2007.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last FY ($)	Aggregate Interest Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)
				Aggregate Balance at Last FYE ($)
Name
Claus, Eric
Galgano, Brenda
Haub, Christian(1)	$297,847	$26,127	$-	$323,974
Guldin, Andreas
Philbert, Rebecca

(1)  Mr. Haub was the only NEO to participate in the Company’s NQ Deferred Compensation Program.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

     The following table shows the amounts that would be payable to the Company’s Named Executive Officers, assuming a termination of employment occurred on February 23, 2008 qualifying the NEO to receive termination benefits:

						Accelerated
		Bonus			Accelerated	Vesting of
		Assuming		Continuation of	Vesting of	Restricted
	Cash Severance	Target for		Medical/Welfare	Stock	Stock Units	Excise Tax
Name	Payments	FY07		Benefits	Options	(1)	Gross-up	Total
Eric Claus

Involuntary or Good Reason
Termination No Change of Control
(24 months)	$2,760,250	$791,250	-	$25,150	$-	$-	$-	$3,576,650
Involuntary or Good Reason
Termination Change of Control or
termination within 30 days after 1st
anniversary of Change of Control
(36 months)	$4,140,376	$791,250		$37,725	$1,749	$6,350,187	$2,489,140	$13,810,427

Termination for Performance
(12 months)	$750,000	-		$12,575	$-	$-	$-	$762,575
Galgano, Brenda
Involuntary or Good Reason
Termination No Change of Control
(18 months)	$969,796	$240,804		$18,863	$-	$-	$-	$1,229,463
Involuntary or Good Reason
Termination Change of Control or
termination within 30 days after 1st
anniversary of Change of Control
(36 months)	$1,939,592	$240,804		$37,775	$68,369	$2,379,152	$1,046,546	$5,712,238
Haub, Christian

Involuntary or Good Reason
Termination No Change of Control	$-	$-		$-	$-	$-	$-	$-
Involuntary or Good Reason
Termination Change of Control or
termination within 30 days after 1st
anniversary of Change of Control	$-	$-		$-	$1,138	$5,824,878	$-	$5,826,016
Guldin, Andreas (4)
Involuntary or Good Reason
Termination No Change of Control
(18 months)	$1,201,500	$313,229		$18,863	$-	$-	$-	$1,533,592
Involuntary or Good Reason
Termination Change of Control or
termination within 30 days after 1st
anniversary of Change of Control
(36 months)	$2,403,000	$313,229		$37,725	$-	$1,077,083	$803,793	$4,634,830
Termination for Performance
(12 months)	$450,000	$-		$12,575	$-	$-	$-	$462,575
Philbert, Rebecca

Involuntary or Good Reason
Termination No Change of Control
(18 months)	$945,489	$240,804		$18,863	$-	$-	$-	$1,205,156
Involuntary or Good Reason
Termination Change of Control or
termination within 30 days after 1st
anniversary of Change of Control
(36 months)	$1,890,977	$240,804		$37,725	$-	$346,777	$501,399	$3,017,682

Termination for Performance
(12 months)	$415,000	$-		$12,575	$-	$-	$-	$427,575

(1)

The amounts reflected in this column do not include grants under the 2007 E-CLIIP, which are not subject to accelerated vesting in the event of a Change of Control. For a detailed explanation of the E-ClIIP, please see the discussion under the heading “The 2007 Executive Closing & Integration Incentive Plan (“E-CLIIP”) on page 30.

          The table above does not include payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment such as disability benefits, life insurance payable upon death during employment, 401(k) plan vested benefits, and accrued vacation pay. The table also does not include pension benefits that become payable upon termination of employment, which are set forth in the Pension Plan Table.

          The benefits payable under the employment agreements entered into with Mr. Claus, Ms. Galgano, Mr. Guldin and Ms. Philbert upon termination of employment under specific circumstances are described on pages 35 to 39 under the heading “Employment Agreements”.

          Mr. Haub does not have an employment agreement with the Company and, therefore, his entitlement, if any, to severance compensation in the event of his termination of employment is subject to the discretion of the Governance Committee.

          The terms of outstanding stock options provide as follows: (i) the option will become fully exercisable upon a Change of Control (as defined in the Company’s 1998 Long Term Incentive and Share Award Plan), (ii) in the event of the optionee’s death while employed by the Company or its parent or subsidiary, the option will become fully exercisable until the first anniversary of the optionee’s death, (iii) in the event of the optionee’s death after termination of employment but while the option is still exercisable, the option will remain exercisable until the first anniversary of the optionee’s death but only to the extent the option had become exercisable during employment, (iv) in the event the optionee becomes disabled (as defined in the option agreement), the option will remain exercisable until the first anniversary of the optionee’s becoming disabled but only to the extent the option had become exercisable during employment, (v) in the event of the optionee’s retirement under a tax-qualified pension or retirement plan of the Company or its parent or subsidiary, the option will become fully exercisable for the remainder of its term, (vi) in the event the optionee’s employment is terminated without cause (as defined in the option agreement) by the Company or its parent or subsidiary or with the written consent of the Company or its parent or subsidiary, the option will remain exercisable until the first anniversary of termination of employment but only to the extent the option had become exercisable during employment, (vii) in the event the optionee’s employment is terminated for cause (as defined in the option agreement) by the Company or its parent or subsidiary, the option will terminate immediately upon termination of employment, and (viii) in the event of the termination of employment for any reason not described above, the option will remain exercisable for three months following termination of employment but only to the extent the option had become exercisable during employment; provided, however, that in no event may an option be exercised after the expiration of its ten-year term. The terms of outstanding options also provide that, in the event the optionee attains age 64 while employed by the Company or its parent or subsidiary, the option becomes fully exercisable for the remaining term of the option on the later of the optionee’s attainment of age 64 or the date which is 6 months after the grant date. In the event of a Change of Control (as defined in the Company’s 1998 Long Term Incentive and Share Award Plan), all outstanding restricted stock units become fully vested. The terms of outstanding restricted stock units provide that such units will be forfeited immediately upon a termination of employment for any reason.

          The table above shows the value of the accelerated exercisability of stock options and the value of the accelerated vesting of restricted stock units if an event giving rise to accelerated vesting occurs as of February 23, 2008.

          In the event of a termination by the Company for cause, a termination by the NEO without Good Reason, death, disability or retirement, the named executive officer will not be entitled to any compensation or benefits other than compensation and benefits generally available to all salaried employees on a nondiscriminatory basis and pension benefits under SERP.

AUDIT & FINANCE COMMITTEE
Report of the Audit & Finance Committee

          The Audit & Finance Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A, to this Proxy Statement. The Audit & Finance Committee retains the Company’s independent auditors.

          Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to express an opinion as to the conformity of such financial statements with generally accepted accounting principles. The Audit & Finance Committee’s responsibility is to monitor and oversee these processes on behalf of the Board.

          In performance of its oversight function, the Audit & Finance Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 2007 and the performance and fees of PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, with management. The Audit & Finance Committee has also met and discussed with PwC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented, relating to the conduct of the audit. The Audit & Finance Committee has received the written disclosures and the letter from PwC required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit & Finance Committee), as may be modified or supplemented, and has discussed with PwC, its independence. Lastly, the Audit & Finance Committee has met with the internal auditors to assure that PwC, management and the internal auditors were carrying out their respective responsibilities. Both PwC and the internal auditors have full access to the Audit & Finance Committee, including regular meetings without management present. Based on the review of the audited financial statements and the discussions and review with the independent registered public accounting firm mentioned above, the Audit & Finance Committee recommended to the Board that the audited financial statements for Fiscal 2007 be included in the Company’s Annual Report on Form 10-K for Fiscal 2007.

          Audit & Finance Committee
          Maureen Tart-Bezer, Chair
          Bobbie Gaunt
          Dan Kourkoumelis
          Edward Lewis

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Board of Directors, upon the Audit & Finance Committee’s recommendation reappointed PwC, independent registered public accounting firm, as the Company’s independent registered public accounting firm for Fiscal 2007. One or more representative(s) of PwC will be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to questions.

          Fees and Services

          The following table presents aggregate fees billed to the Company by PwC for professional services rendered for Fiscal 2007 and Fiscal 2006.

	2007	2006
Audit Fees(1)	$3,366,000	$2,487,000
Audit-Related Fees(2)	1,532,000	938,000
Tax Fees(3)	629,785	304,300
Other(4)	-	-
PwC Total Fees	$5,527,785	$3,729,300

(1)

Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated annual financial statements and review of the quarterly financial statements and internal controls over financial reporting, and audit services in connection with statutory or regulatory filings, consents or other SEC matters.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In Fiscal 2007, this category consisted of fees associated with the acquisition of Pathmark. In Fiscal 2006, this category consisted of fees associated with the audit of employee benefit plans, the sale of the Canadian operations and services relating to the future acquisition of Pathmark.

(3)

Tax Fees consist of fees billed for professional services rendered for tax consulting services. In Fiscal 2006, this category consisted primarily of fees associated with the sale of the Canadian operations.

(4)	Other Fees consist of fees for products and services other than those reported above.

Pre-Approval Process and Policy

          Our Audit & Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Our Audit & Finance Committee pre-approved all such audit and non-audit services provided by the independent auditors in Fiscal 2007 and 2006. These services have included audit services, audit-related services, tax services and other services.

STOCKHOLDER PROPOSALS

          The Company will consider including a stockholder’s proposal in the proxy statement and form of proxy for the Annual Meeting of Stockholders for Fiscal 2008 if it receives such proposal at the principal office of the Company no later than January 30, 2009. In order for a proposal submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by April 15, 2008.

OTHER MATTERS

          No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the Annual Meeting. However, should any other matters requiring a vote of stockholders arise, including the question of adjourning the Annual Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director shall withdraw or otherwise become unavailable, the persons named as proxies may vote for other persons in their place in the best interest of the Company.

By Order of the Board of Directors

ALLAN RICHARDS
Senior Vice President, Human
Resources, Labor Relations, Legal
Services & Secretary

Dated: May 30, 2008

APPENDIX A

AUDIT & FINANCE COMMITTEE CHARTER

I. ORGANIZATION

          There shall be a Committee of the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) to be known as the Audit & Finance Committee. The Audit & Finance Committee shall be composed of three or more directors who, as determined and disclosed by the Board of Directors, (i) meet the independence requirements of the New York Stock Exchange (the “NYSE”) and the Securities Exchange Act of 1934, as amended (the “1934 Act”), as well as the rules and regulations thereunder, and (ii) have sufficient financial literacy to enable him/her to discharge the responsibilities of a Committee member. Additionally, at least one member of the Audit & Finance Committee shall be an “Audit Committee Financial Expert,” as defined by the Securities and Exchange Commission (“SEC”). No member of the Audit & Finance Committee shall simultaneously serve on the audit committee of more than two (2) other public companies. The Audit & Finance Committee shall comply with all applicable rules and regulations of the SEC and the NYSE.

          The Audit & Finance Committee shall meet four times per year or more frequently as circumstances require and may ask members of management or others to attend meetings and provide pertinent information as necessary.

          To carry out its duties, the Audit & Finance Committee shall have the authority to engage and obtain advice and assistance from outside legal, accounting and other advisors to the extent it deems necessary and shall receive appropriate funding, as determined in its sole judgment, from the Company for payment of compensation to any and all outside advisors employed by the Audit & Finance Committee and for ordinary administrative expenses necessary to carry out its duties. Additionally, the Audit & Finance Committee shall meet separately, periodically, with the independent auditors, with the internal auditors, with management and with the Legal Compliance Officer.

II. PURPOSE

          The Audit & Finance Committee’s primary purpose is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent auditors, (iii) the performance of the Company’s internal audit function and the independent auditors, the system of internal financial and accounting controls established by management and the audit process, and (iv) compliance by the Company with legal and regulatory requirements. The Audit & Finance Committee shall provide an open avenue of communication between the internal auditors, the independent auditors, the Board of Directors and Company management. The Audit & Finance Committee shall also function as the Company’s qualified legal compliance committee (“QLCC”), as defined in Rule 205.2(k) promulgated under the 1934 Act.

          It is not the responsibility of the Audit & Finance Committee to plan or conduct audits, to prepare the Company’s financial statements or to determine that the Company’s financial statements conform with generally accepted accounting principles (“GAAP”). Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. It is also not the responsibility of the Audit & Finance Committee to assure compliance with laws and regulations and the Company’s code of conduct. Management is responsible for assuring compliance with applicable laws and regulations and with the Company’s code of conduct.

III. RESPONSIBILITIES

          In carrying out its oversight responsibilities, the Audit & Finance Committee shall perform the following functions:

     A. Relationship with Independent Auditors

          The Audit & Finance Committee shall appoint a firm of certified public accountants to conduct the audits of the financial statements of the Company, and selected subsidiaries, for the fiscal year in which the firm is appointed. The Audit & Finance Committee shall be directly responsible for the appointment, compensation, retention and oversight of the independent auditors and such independent auditors shall report directly to the Audit & Finance Committee. In fulfillment of such responsibilities, the Audit & Finance Committee shall:

          1. Pre-approve all audit and permissible non-audit services of the independent auditors.

          2. Meet with the independent auditors and financial management of the Company to review (i) the scope and fees of the proposed audit for the current year and the planned audit procedures and (ii) any audit problems or difficulties, including without limitation, restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management, communications between the audit team and the independent auditors’ national office, and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors, and management’s response thereto.

          3. Be directly responsible for the resolution of disagreements between management and the independent auditors regarding financial reporting.

          4. Obtain from the independent auditors each year a formal written statement delineating (i) the independent auditors’ internal quality-control procedures, any material issues raised by the independent auditor’s most recent internal quality-control review or by any inquiry or investigation, within the preceding five (5) years, by governmental or professional authorities with respect to any independent audit carried out by the auditor, and any steps taken to deal with any such issues and (ii) all relationships between the independent auditors and the Company.

          5. Periodically engage in a dialogue with the independent auditors regarding any relationships or services that may impact the objectivity and independence of the auditors, and recommend that the Board of Directors take appropriate action in response to the independent auditors’ report to oversee and satisfy itself of the auditors’ independence.

          6. Review and discuss with the independent auditors (i) the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

          7. Review with the independent auditors all critical accounting policies used by the Company, alternative accounting treatments discussed with management along with the potential ramifications of using those alternatives, and other written communications provided by the independent auditors to management, including a schedule of unadjusted audit differences.

          8. Set clear hiring policies for employees or former employees of the Company’s independent auditors.

     B. Oversight of Financial Reporting

          In carrying out its responsibilities with respect to oversight of the Company’s financial reporting, the Audit & Finance Committee shall:

          1. Review and discuss with management the Company’s annual audited financial statements and quarterly financial statements prior to submission to the Board of Directors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

          2. Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

          3. Review the Annual Report on Form 10-K and the Proxy Statement prior to submission to the SEC.

          4. Meet separately, periodically, with management, with the internal auditors and with the independent auditors. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

          5. Discuss major financial risk exposures and the Company’s guidelines and policies with respect to financial risk assessment and management.

          6. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     C. Internal Audit

          In carrying out its responsibilities with respect to oversight of the Company’s internal audit function, the Audit & Finance Committee shall:

          The review should also include discussion of the:

          1. Review the internal audit function of the Company including the independence and authority of its reporting obligations; the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

          2. Receive quarterly, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

          3. Discuss with management and the internal auditors, the quality of and compliance with the Company’s internal controls and the responsibilities, budget and staffing of the Company’s internal audit function.

     D. Legal and Regulatory Compliance

          In carrying out its responsibilities with respect to oversight of the Company’s compliance with legal and regulatory requirements, the Audit & Finance Committee shall:

          1. Review and reassess on an annual basis, the adequacy of the Audit & Finance Committee’s charter and the Audit & Finance Committee’s performance.

          2. Issue annually a report to be included in the Company’s Proxy Statement as required by the rules of the SEC.

          3. Review with the Company’s Legal Compliance Officer, legal matters that could have a significant impact on the Company’s financial statements.

     E. Finance Matters

          The Audit & Finance Committee shall assume such responsibilities as it deems appropriate with respect to matters relating to the oversight of:

          1. The financial structure of the Company.

          2. The Company’s programs with respect to risk management.

          3. The Company’s acquisitions, dispositions and capital expenditure programs.

          4. The management and expenditure of the Company’s surplus funds.

          5. The investment performance of the Company’s retirement plans.

     F. Qualified Legal Compliance Committee

          The Audit & Finance Committee, in its capacity as a QLCC, shall receive reports of material violations of the securities laws, breaches of fiduciary duties or similar violations governed by such rule from attorneys representing the Company, including in-house counsel and take such actions as may be permitted or required of a QLCC under applicable law and the procedures adopted by the Board of Directors.

     G. Reports to the Board

          The Audit & Finance Committee shall submit the minutes of all meetings of the Audit & Finance Committee to, or review the matters discussed at each Audit & Finance Committee meeting with, the Board of Directors.

          In addition to the responsibilities outlined above, the Audit & Finance Committee shall examine and consider such other matters in relation to the internal and external audit of the Company’s accounts and in relation to the financial affairs of the Company and its books of account as the Audit & Finance Committee determines to be desirable or as requested by the Board of Directors.

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

July 17, 2008

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

$ Please detach along perforated line and mail in the envelope provided. $

20900000000000000000	9	071708

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1) ELECTION OF DIRECTORS

☐	FOR ALL NOMINEES	NOMINEES: O J. D. Barline O J. J. Boeckel O B. Gaunt O A. Guldin O C. W. E. Haub O D. Kourkoumelis O E. Lewis O G. Mays O M. B. Tart-Bezer

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

July 17, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

$ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. $

20900000000000000000	9	071708

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1) ELECTION OF DIRECTORS

☐	FOR ALL NOMINEES	NOMINEES: O J. D. Barline O J. J. Boeckel O B. Gaunt O A. Guldin O C. W. E. Haub O D. Kourkoumelis O E. Lewis O G. Mays O M. B. Tart-Bezer

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dear Stockholder:

We are pleased to send you our 2007 Annual Report and Proxy Statement. The Annual Meeting of Stockholders will be held at 9:00 A.M. (E.D.T.) on Thursday, July 17, 2008 at the The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey.

If you are interested in further information about the Company, you are invited to contact the Treasury Department at the executive offices at 2 Paragon Drive, Montvale, New Jersey or contact the A&P's home page at www.aptea.com.

Sincerely,

Allan Richards
Senior Vice President, Human Resources, Labor
Relations, Legal Services & Secretary

IMPORTANT NOTICE: All Annual Meeting attendees may be asked to present a valid government-issued photo identification, such as a driver's license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the Annual Meeting, and attendees will be subject to security inspections.

0

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

PROXY – FOR THE ANNUAL MEETING – JULY 17, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned, having received the Notice of Meeting and Proxy Statement dated May 30, 2008, appoints CHRISTIAN W. E. HAUB, ALLAN RICHARDS and CHRISTOPHER MC GARRY, and each or any of them as Proxies with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. (E.D.T.) July 17, 2008, at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, or at any adjournment thereof, with all powers which the undersigned would possess if personally present.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ITEM (1), SAID ITEM BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND THE ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(To be signed on Reverse Side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

July 17, 2008

SAVINGS PLAN

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

$ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. $

20900000000000000000	9	071708

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1) ELECTION OF DIRECTORS

☐	FOR ALL NOMINEES	NOMINEES: O J. D. Barline O J. J. Boeckel O B. Gaunt O A. Guldin O C. W. E. Haub O D. Kourkoumelis O E. Lewis O G. Mays O M. B. Tart-Bezer

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CONFIDENTIAL VOTING INSTRUCTION FORM

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

SAVINGS PLAN

PRUDENTIAL TRUST COMPANY – TRUSTEE

     I hereby direct that the voting rights pertaining to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders of the Company, to be held on July 17, 2008, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised “FOR” item (1).

     By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement of the Company dated May 30, 2008, and a copy of the Annual Report.

     Please sign, date and return this form before July 10, 2008. As to matters coming before the meeting for which no signed direction is received by the Trustee prior to July 10, 2008, the Trustee may exercise voting rights on your behalf in such manner as the Trustee may, in its discretion, determine.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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